PURCHASE AND SALE AGREEMENT

AND ESCROW INSTRUCTIONS

BY AND BETWEEN

KBS SOUTHPARK COMMERCE CENTER II, LLC

(“Seller”)

AND

HINES GLOBAL REIT PROPERTIES LP

(“Buyer”)

[Southpark Commerce Center II, Austin, Texas]

DB2/21679351.10

PURCHASE AND SALE AGREEMENT

AND ESCROW INSTRUCTIONS

THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Agreement”) is made and entered into as of May 24, 2010, between KBS SOUTHPARK COMMERCE CENTER II, LLC, a Delaware limited liability company (“Seller”), and HINES GLOBAL REIT PROPERTIES LP, a Delaware limited partnership (“Buyer”), with reference to the following:

A.           Seller is the owner of the improved real property (the “Real Property”) described on Exhibit A attached hereto together with certain personal property located upon or used in connection with such improved real property and certain other assets relating thereto, all as more particularly described in Section 2 hereof.

B.           Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Real Property, together with certain personal property and related assets on the terms and subject to the conditions contained in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	BASIC TERMS AND DEFINITIONS; REFERENCES

1.1 Basic Terms and Definitions.

(a) Effective Date.  The effective date of this Agreement shall be the date set forth above (“Effective Date”).

(b) Closing Date.  The last day that the Close of Escrow may occur shall be ten (10) business days after the expiration of the Loan Assumption Feasibility Period (as the same may be extended pursuant to the provisions of Section 1.1(e) below), at 1:00 p.m. (California time) (the “Closing Date”).

(c) Title Review Period.  The “Title Review Period” shall end on June 9, 2010 at 5:00 p.m. (California time).

(d) Due Diligence Period.  The “Due Diligence Period” shall end on June 14, 2010 at 5:00 p.m. (California time).

(e) Loan Assumption Feasibility Period.  The “Loan Assumption Feasibility Period” shall end on August 23, 2010 at 5:00 p.m. (California time); provided, however, Buyer and/or Seller may extend the Loan Assumption Feasibility Period by up to 30 calendar days in the aggregate provided that (i) the Loan Assumption Documents (as hereinafter defined) have not yet been approved by both Buyer and Seller in accordance with Section 4.7 hereof, and (ii) the party electing to extend the Loan Assumption Feasibility Period delivers to the other party written notice of its election to extend the Loan Assumption Feasibility Period no less than five (5) days prior to the expiration of the original Loan Assumption Feasibility Period.

(f) Escrow Holder.  The escrow holder shall be Lawyers Title Company (“Escrow Holder”), whose address is 4100 Newport Place Drive, Suite 120, Newport Beach, California  92660, Escrow Officer: Joy Eaton, Telephone (949) 724-3145; Telecopier (949) 271-5762.

(g) Title Company.  The title company shall be Lawyers Title Insurance Corporation (“Title Company”) whose address is 801 S. Figueroa Street, Suite 870, Los Angeles, CA  90071, Title Coordinator: Anthony A. Behrstock, Telephone (213) 330-2333, Telecopier (213) 330-3113.  At Buyer’s option, Buyer may coordinate all title matters directly with, and send Buyer’s closing deliveries required under Section 6.2 hereof (other than the balance of the Purchase Price), to Barbara M. Daley of Charter Title Company in Houston, Texas whose address is 11 Greenway Plaza, Suite 120, Houston, Texas  77046; Telephone: (713) 850-9543; provided, however, that all underwriting decisions shall be made by the national office of the Title Company.

1.2 References.  All references to Exhibits refer to Exhibits attached to this Agreement and all such Exhibits are incorporated herein by reference.  The words “herein,” “hereof,” “hereinafter” and words of similar import refer to this Agreement as a whole and not to any particular Section hereof.

2.	PURCHASE AND SALE.

Subject to the terms and conditions of this Agreement, Seller agrees to sell, assign and transfer to Buyer and Buyer agrees to purchase from Seller, for the purchase price set forth in Section 3 hereof, the following (collectively, the “Property”):

2.1 The Real Property, together with the buildings located thereon, and all associated parking areas, and all other improvements located thereon (the buildings and such other improvements are referred to herein collectively as the (“Improvements”)); all references hereinafter made to the Real Property shall be deemed to include all rights, privileges, easements and appurtenances benefiting the Real Property and/or the Improvements situated thereon, including, without limitation, all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Real Property;

2.2 All personal property, equipment, supplies and fixtures (collectively, the “Personal Property”) listed on Exhibit B attached hereto or otherwise left on the Real Property at the Close of Escrow (as defined in Section 8.1 hereof) to the extent owned by Seller;

2.3 All of Seller’s interest in any intangible property (expressly excluding the names “Koll”, “Bren”, “K/B”, “KBS”,  “Schreiber” or any derivative thereof, or any name that includes the word “Koll”, the word “Bren”, the word “K/B”, the word “KBS”, the word “Schreiber” or any derivative thereof) used or useful in connection with the foregoing, including, without limitation, all contract rights, warranties, guaranties, licenses, permits, entitlements, governmental approvals and certificates of occupancy which benefit the Real Property and/or the Personal Property;

2.4 All of Seller’s interest in all leases affecting the Real Property as of the Close of Escrow (the “Leases”);

2.5 All of Seller’s interests in the contracts listed on Exhibit C attached hereto and all contracts hereafter entered into by Seller to the extent permitted by the provisions of this Agreement (the “Contracts”); and

2.6 All of Seller’s interest in and to the loan documents described respectively on Exhibit I attached hereto (the “Loan Documents”) (as the same may be amended pursuant to the terms of the Loan Assumption Documents, as hereinafter defined) and all other rights arising out of the that certain loan of approximately $18,000,000.00 made by Greenwich Capital Financial Products, Inc., a Delaware corporation (“Lender”) on November 14, 2006, to Seller as described on Exhibit I attached hereto (the “Loan”), including, without limitation, all of the Seller’s interest in and to the reserve accounts and other accounts maintained pursuant to the provisions of the Loan Documents.

Notwithstanding anything to the contrary contained herein, the term “Property” shall expressly exclude any Rents (as such term is defined in Section 10.1 hereof) or any other amounts payable by tenants under the Leases for periods prior to the Close of Escrow, any Rent or other amounts payable by any former tenants of the Property, and any judgments, stipulations, orders, or settlements with any tenants under the Leases or former tenants of the Property for periods prior to the Close of Escrow (hereinafter collectively referred to as the “Excluded Property”).

3.	PURCHASE PRICE AND DEPOSIT.

3.1 Purchase Price.  The purchase price for the Property shall be Thirty One Million Three Hundred Thousand Dollars ($31,300,000.00) (the “Purchase Price”).

3.2 Payment of Purchase Price.  The Purchase Price shall be payable as follows:

3.2.1 Within two (2) business days after the execution of this Agreement by Buyer and Seller, Buyer shall deposit in escrow with Escrow Holder, in cash or current funds, the sum of One Million Dollars ($1,000,000.00) (the “Deposit”).  Immediately upon Escrow Holder’s receipt of the Deposit (the “Opening of Escrow”), Escrow Holder shall invest the same in a federally insured interest-bearing account acceptable to Seller and Buyer, with all interest accruing thereon credited to the Purchase Price.  For purposes of this Agreement, any interest accruing on the Deposit from time to time shall be deemed part of the Deposit.

3.2.2 Provided all the conditions in Section 7.1 hereof have been satisfied or waived by Buyer, Buyer shall deposit in cash or current funds with Escrow Holder no later than 1:00 p.m. (California time) one (1) business day prior to the Closing Date (as defined in Section 1.1(b) hereof) an amount equal to the Purchase Price (a) less an amount equal to the Assumed Debt (as defined in Section 4.7 hereof), and (b) less the Deposit and all interest accrued thereon, plus or minus applicable prorations pursuant to Section 10 hereof.

3.3 Disposition of Deposit Upon Failure to Close.  If the Close of Escrow fails to occur due to Buyer’s default under this Agreement (all of the conditions to Buyer’s obligation to close having been satisfied or waived), then the disposition of the Deposit and all interest accrued thereon shall be governed by Section 13.1 hereof; if the Close of Escrow fails to occur due to Seller’s default under this Agreement (all of the conditions to Seller’s obligation to close having been satisfied or waived), then the Deposit and all interest accrued thereon shall promptly be refunded to Buyer; and if the Close of Escrow fails to occur due to the failure of any of the conditions set forth in Sections 7.1 or 7.2 hereof other than as a result of Buyer’s or Seller’s default under this Agreement, then the disposition of the Deposit and all interest accrued thereon shall be governed by Section 9.3 hereof.

3.4 Independent Contract Consideration.  Additionally, at the same time as the deposit of the Deposit with the Escrow Holder, Buyer shall deliver to Seller in cash the sum of One Hundred and No/100 Dollars ($100.00) (the “Independent Contract Consideration”) which amount has been bargained for and agreed to as consideration for Buyer’s exclusive option to purchase the Real Property and the right to inspect the Real Property as provided herein, and for Seller’s execution and delivery of this Agreement.  The Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, and is nonrefundable in all events.

4.	PROPERTY INFORMATION; TITLE REVIEW; INSPECTIONS AND DUE DILIGENCE; TENANT ESTOPPEL CERTIFICATES; CONFIDENTIALITY.

4.1 Property Information.  Seller has made available, or shall make available to Buyer within two (2) business days after the date of this Agreement, to the extent in Seller’s possession, for review and copying (at Buyer’s cost and expense) at the offices of Seller (at the address set forth in Section 15.1 hereof), at the Real Property or at the offices of Seller’s local property manager (collectively, the “Property Information”):

(a) the Leases and related lease files available at the offices of Seller’s local property manager (Buyer acknowledging that such files will only be made available on-site);

(b) a current rent roll for the Real Property, indicating rents collected, scheduled rents and concessions, delinquencies, and security deposits held (collectively, the “Rent Rolls”);

(c) the most current operating statements for the Real Property , if available (collectively, the “Operating Statements”);

(d) copies of the Contracts;

(e) existing land title surveys for the Real Property (collectively, the “Existing Surveys”);

(f) any environmental, soils and/or engineering reports prepared for Seller or Seller’s predecessors;

(g) copies of the Loan Documents and all other documents relating to the Loan; and

(h) those items included on Schedule 2 attached hereto which are not otherwise listed above.

Under no circumstances shall Buyer be entitled to review any appraisals relating to the Property or any internal financial audits relating to the Property.

4.2 Title and Survey Review; Title Policy.

4.2.1 Delivery of Title Report.  Seller shall promptly request the Title Company to deliver to Buyer a preliminary title report or title commitment covering the Real Property (the “Title Report”), together with copies of all documents (collectively, the “Title Documents”) referenced in the Title  Report.  Buyer, at its option and expense, may (a) obtain a new survey for the Real Property or (b) cause one or more of the Existing Surveys to be updated or recertified.  Buyer understands and acknowledges that if Buyer elects to obtain a new survey or an updated or recertified survey for the Real Property the completion and/or delivery of the surveys or updated or recertified surveys shall not be a condition precedent to the Close of Escrow.  Notwithstanding the foregoing, Buyer further acknowledges that Seller makes no representations or warranties, and Seller shall have no responsibility, with respect to the completeness of the Title Documents made available to Buyer by the Title Company.

4.2.2 Title Review and Cure.  Commencing from the date of this Agreement and continuing through and including the Title Review Period, Buyer shall have the right to approve or disapprove the condition of title to the Real Property.  On or before the expiration of the Title Review Period, Buyer shall deliver to Seller and Escrow Holder written notice (“Buyer’s Title Notice”) of Buyer’s approval or disapproval of the matters reflected in the Title Report and any Existing Survey; Buyer’s Title Notice delivered by Buyer to Seller must state that it is a “Buyer’s Title Notice being delivered in accordance with the provisions of Section 4.2.2 of the Purchase Agreement.”  The failure of Buyer to deliver to Seller Buyer’s Title Notice on or before the expiration of the Title Review Period shall be deemed to constitute Buyer’s approval of the condition of title to the Real Property.  At or before the Close of Escrow, Seller shall remove (a) except for any deed of trust and other security documents securing the Loan (which Buyer shall assume as provided for in this Agreement), all deeds of trust, mortgages and/or other debt instruments to the extent executed by Seller, and (b) all monetary liens of an ascertainable amount and that can be removed with the payment of money, including mechanics’ liens, caused by Seller and affecting the Property (except for the liens with respect to the Loan), up to a maximum aggregate amount of $25,000 for such monetary liens.  Within two (2) business days after receipt of Buyer’s Title Notice, Seller shall notify Buyer in writing whether it elects to cure any matter which Buyer has disapproved (“Seller’s Title Notice”).  Seller’s failure to timely deliver Seller’s Title Notice shall be deemed to be Seller’s election to not eliminate or ameliorate any disapproved title matters in Buyer’s Title Notice.  If Buyer disapproves any matter of title shown in the Title Report or Existing Survey for the Real Property and Seller elects (or is deemed to have elected) not to cure such matter, then Buyer may elect within one (1) business day to either (i) waive any such matter and proceed to Closing in accordance with the terms of this Agreement, or (ii) terminate this Agreement by delivery of written notice to Seller and Escrow Holder.  If Buyer elects to terminate this Agreement in accordance with the preceding sentence, this Agreement shall terminate, the parties shall be released from all further obligations under this Agreement (except pursuant to any provisions which by their terms survive a termination of this Agreement), and the Deposit shall be immediately returned to Buyer and Buyer shall immediately destroy or return all Property Information to Seller.  Buyer acknowledges and agrees that notwithstanding the destruction or return of all Property Information to Seller that Buyer shall keep the contents of all Property Information confidential even after the termination of this Agreement.

4.2.3 Delivery of Title Policy at Closing.  As a condition precedent to the Close of Escrow, the Title Company shall have issued and delivered to Buyer, or be irrevocably bound and committed to issue and deliver to Buyer, with respect to the Real Property, a TLTA-T-1 Owner’s Policy of Title Insurance (the “Title Policy”) issued by the Title Company as of the date and time of the recording of the Deed (as such term is defined in Section 6.1 hereof) for the Real Property, in the amount of the Purchase Price insuring Buyer as owner of good and indefeasible fee simple title to the Real Property, subject only to the Permitted Exceptions (as hereinafter defined).  For purposes of this Agreement, “Permitted Exceptions” shall mean and include (a) any lien to secure payment of real estate taxes, including special assessments, not delinquent, (b) standby fees, taxes and assessments by any taxing authority for the year 2010 and subsequent years, (c) all matters revealed or disclosed on the Existing Survey and/or any updated survey obtained by Buyer (or if not updated, matters which would appear on an updated survey) and matters affecting the Real Property which are created by or with the written consent of Buyer; (d) the rights of the tenants under the Leases affecting the Real Property, (e) all exceptions disclosed by the Title Report (including, without limitation, all security documents recorded against the Property and securing the Loan) relating to the Real Property and which are approved or deemed approved by Buyer in accordance with Section 4.2.2 hereof, (f) all Loan Assumption Documents (as such term is defined in Section 4.7.2(a) below) required to be recorded against the Property in connection with Buyer’s Assumption of the Loan at Closing, and (g) all applicable laws, ordinances, rules and governmental regulations (including, without limitation, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Property.

4.3 Inspections; Due Diligence Period.

4.3.1 Inspections in General.  Commencing from the Effective Date and continuing through and including the expiration of the Due Diligence Period, Buyer, its agents, and employees shall have a limited license (the “License”) to enter upon the Real Property for the purpose of making non-invasive inspections at Buyer’s sole risk, cost and expense.  Before any such entry, Buyer shall provide Seller with a certificate of insurance naming Seller as an additional insured and with an insurer and insurance limits and coverage reasonably satisfactory to Seller not to exceed $2,000,000.  All of such entries upon the Real Property shall be at reasonable times during normal business hours and within 24 hours of Buyer’s prior notice to Seller or Seller’s agent, and Seller or Seller’s agent shall have the right to accompany Buyer during any activities performed by Buyer on the Real Property.  Notwithstanding anything stated to the contrary herein, Buyer shall have no right to inspect any of the occupied space in the Real Property and Buyer shall not contact or speak to any of the tenants under the Leases unless Buyer provides Seller with no less than twenty-four (24) hours prior written notice of such intention and Seller or Seller’s representative is present during such inspections and/or discussions with tenants; any discussions with tenants shall immediately cease at the tenant’s request and any discussions with tenants must be limited to their existing tenancy and premises and may not involve any lease renegotiations.  Seller agrees to make itself or its representatives reasonably available to be present during Buyer’s inspections and/or discussions with tenants.  Inspections by Buyer shall not interfere with the rights of tenants.  At Seller’s request, Buyer shall provide Seller (at no cost to Seller) with a copy of the results of any tests and inspections ordered by Buyer, without warranty, express or implied, and excluding only market and economic feasibility studies.  If any inspection or test disturbs the Real Property, Buyer will restore the Real Property to substantially the same condition as existed before the inspection or test.  Buyer shall defend, indemnify Seller and hold Seller, Seller’s trustees, officers, tenants, agents, contractors and employees and the Real Property harmless from and against any and all personal injury, property damage and liens, including but not limited to, mechanic’s and materialmen’s liens and Seller’s attorneys’ fees, arising out of or in connection with Buyer’s, its agents’, contractors’, or employees’ entry upon or inspection of the Real Property; provided that Buyer shall have no liability for any pre-existing condition on the Property that is discovered during Buyer’s inspections so long as Buyer does not aggravate or make any pre-existing condition worse.  The License shall be deemed revoked upon termination of this Agreement.  The provisions of this Section 4.3.1 shall survive the Close of Escrow or the earlier termination of this Agreement for a period of two (2) years.

4.3.2 Environmental Inspections.  The inspections under Section 4.3.1 may include non-invasive testing and non-invasive Phase I environmental inspections of the Real Property, but no Phase II environmental inspections or other invasive inspections or sampling of soil or materials, including without limitation construction materials, either as part of the Phase I inspections or any other inspections, shall be performed without the prior written consent of Seller, which may be withheld in its sole and absolute discretion, and if consented to by Seller, the proposed scope of work shall be subject to Seller’s review and approval.  At Seller’s request, Buyer shall deliver to Seller (at no cost to Seller) copies of any Phase II or other environmental reports to which Seller consents as provided above, without warranty, express or implied.

4.3.3 Loan Documents .  Commencing from the Effective Date and continuing through and including the expiration of the Due Diligence Period, Buyer shall have the right to review the Loan Documents to determine whether the terms and provisions of the Loan Documents are acceptable to Buyer.  On or before the expiration of the Due Diligence Period, Buyer shall deliver to Seller written notice (“Loan Objection Notice”) of the terms and provisions in the Loan Documents that Buyer would like to have changed, if any.  The Loan Objection Notice delivered by Buyer to Seller must state that it is the “Loan Objection Notice being delivered in accordance with the provisions of Section 4.3.3 of the Purchase Agreement.”  The failure of Buyer to deliver to Seller the Loan Objection Notice on or before the expiration of the Due Diligence Period shall be deemed to constitute Buyer’s approval of the terms and provisions of the Loan Documents, and Buyer shall have no further right to object to the terms of the Loan Documents.  Within three (3) business days after receipt of Buyer’s Loan Objection Notice, Seller shall notify Buyer in writing whether it will permit Buyer to seek modification of the items raised in Buyer’s Loan Objection Notice (“Seller’s Loan Notice”).  Seller’s failure to timely deliver Seller’s Loan Notice shall be deemed to be Seller’s disapproval of Buyer’s Loan Objection Notice.  If Seller rejects (or is deemed to have rejected) Buyer’s Loan Objection Notice, then Buyer may elect within one (1) business day following receipt of Seller’s Loan Notice (or if Seller does not deliver Seller’s Loan Notice, within one (1) business day following the three (3) business day period during which Seller may deliver its Seller’s Loan Notice) to either (i) waive the items raised in its Loan Objection Notice and proceed to Closing in accordance with the terms of this Agreement, or (ii) terminate this Agreement by delivery of written notice to Seller and Escrow Holder.  If Buyer elects to terminate this Agreement in accordance with the preceding sentence, this Agreement shall terminate, the parties shall be released from all further obligations under this Agreement (except pursuant to any provisions which by their terms survive a termination of this Agreement), and the Deposit shall be immediately returned to Buyer and Buyer shall immediately destroy or return all Property Information to Seller.  If Buyer does not elect to terminate this Agreement pursuant to this Section 4.3.3, then Buyer shall be deemed to have approved the terms and provisions of the Loan Documents and shall have no further right to object to the terms of the Loan Documents.  If Seller approves Buyer’s Loan Objection Notice, Buyer shall, during the term of the Loan Assumption Feasibility Period, have the right to seek Lender’s consent to the modification of the items raised in its Loan Objection Notice.  If Buyer is unable to obtain Lender’s consent to the modification of the items raised in Buyer’s Loan Objection Notice during the Loan Assumption Feasibility Period, then Buyer may elect prior to the expiration of the Loan Assumption Feasibility Period to either (i) waive the items raised in its Loan Objection Notice and proceed to Closing in accordance with the terms of this Agreement, or (ii) terminate this Agreement by delivery of written notice to Seller and Escrow Holder.  If Buyer elects to terminate this Agreement in accordance with the preceding sentence, this Agreement shall terminate, the parties shall be released from all further obligations under this Agreement (except pursuant to any provisions which by their terms survive a termination of this Agreement), and the Deposit shall be immediately returned to Buyer and Buyer shall immediately destroy or return all Property Information to Seller.  Buyer acknowledges and agrees that notwithstanding the destruction or return of all Property Information to Seller that Buyer shall keep the contents of all Property Information confidential even after the termination of this Agreement

4.3.4 Termination During Due Diligence Period.  If Buyer determines, in its sole and absolute discretion, before the expiration of the Due Diligence Period, that the Real Property is unacceptable for Buyer’s purposes (for any reason or for no reason whatsoever), Buyer shall have the right to terminate this Agreement by giving to Seller notice of termination (“Termination Notice”) before the expiration of the Due Diligence Period, in which event the Deposit shall be immediately refunded to Buyer, Buyer shall comply with Section 4.6 hereof and, except for those provisions of this Agreement which expressly survive the termination of this Agreement, the parties hereto shall have no further obligations hereunder.  If Buyer fails to deliver a Termination Notice to Seller and Escrow Holder on or before the expiration of the Due Diligence Period, then this Agreement shall continue in full force and effect in accordance with its terms.  Buyer’s delivery of a Termination Notice to Seller with respect to the Real Property shall constitute Buyer’s election to terminate this Agreement with respect to the Real Property as provided above in this Section 4.3.4.

4.4 Tenant Estoppel Certificates.   Seller shall endeavor to secure and deliver to Buyer by the Closing Date estoppel certificates for all Leases consistent with the information in the Rent Rolls and substantially in the form attached hereto as Exhibit D or such form as may be required under the applicable Leases.  Buyer may terminate this Agreement upon two (2) business days written notice to Seller if, no less than three (3) business days prior to the Closing Date, Seller fails to deliver to Buyer estoppel certificates substantially in the form attached hereto as Exhibit D or such form as may be required under any particular Lease executed by all of the tenants under Leases (the “Tenant Estoppel Certificates”); provided, however, that Buyer acknowledges that Buyer shall be deemed to have received acceptable Tenant Estoppel Certificates even if the tenant(s) executing such Tenant Estoppel Certificates qualify or delete in its entirety the provisions appearing in Paragraph 13 of the form of estoppel certificate attached hereto as Exhibit D.  Seller shall provide draft Tenant Estoppel Certificates for all tenants of the Property to Buyer for review within five (5) business days of the Effective Date.  Buyer shall have three (3) business days to review such drafts and provide any comments to Seller.  Seller shall incorporate any timely comments provided by Buyer (subject to Seller’s reasonable approval) prior to sending such Tenant Estoppel Certificates to the tenants for execution.  If Buyer does not timely provide any comments to the draft Tenant Estoppel Certificates, Seller shall be permitted to send them out in the form submitted deemed approved in three (3) days after receipt.

4.5 Contracts.  Buyer shall assume the obligations arising from and after the Closing Date under the Contracts; provided, however, notwithstanding anything stated to the contrary herein, Buyer shall not be obligated to assume any of Seller’s obligations under, and Seller shall terminate at Close of Escrow, the management and leasing agreement listed in Exhibit C attached hereto and made a part hereof, except that, notwithstanding Seller’s termination of the management and leasing agreement listed in Exhibit C attached hereto, and in consideration of Seller’s terminating the same, Buyer shall be responsible for, and Buyer shall assume pursuant to the terms and provisions of the Assignment of Leases and Contracts and Bill of Sale, as hereinafter defined, all leasing commissions payable (notwithstanding the termination of the management and leasing agreement) in accordance with Section 1.6 of that certain Leasing Services Agreement dated as of March 19, 2008, after the Close of Escrow arising out of the lease of space in the Property after the Close of Escrow.

4.6 Confidentiality.  Prior to the Close of Escrow or in the event the Close of Escrow never occurs, the Property Information and all other information, other than matters of public record or matters generally known to the public, furnished to, or obtained through inspection of the Real Property by, Buyer, its affiliates, lenders, employees, attorneys, accountants and other professionals or agents relating to the Real Property, will be treated by Buyer, its affiliates, lenders, employees and agents as confidential, and will not be disclosed to anyone (except as reasonably required in connection with Buyer’s evaluation of the Real Property) except to Buyer’s consultants who agree to maintain the confidentiality of such information, and will be returned to Seller by Buyer or, at Buyer’s election, destroyed by Buyer (with certification of such destruction) if the Close of Escrow does not occur.  Notwithstanding anything to the contrary contained in this Section 4.6, Buyer shall be entitled to retain one (1) copy of such confidential information to the extent necessary in order to comply with any applicable laws or regulations, and shall only be required to use commercially reasonable efforts to return or destroy any materials stored electronically, and neither Buyer nor any other affiliate of Buyer shall be required to return or destroy any electronic copy of the materials created pursuant to Buyer’s standard electronic backup and archival procedures, provided that all such materials shall continue to be kept confidential pursuant to the terms of this Section 4.6.  The terms of this Agreement will not be disclosed to anyone prior to or after the Close of Escrow except to Buyer’s and Seller’s consultants who agree to maintain the confidentiality of such information and Seller and Buyer agree not to make any public announcements or public disclosures or communicate with any media with respect to the subject matter hereof without the prior written consent of the other party (in their sole and absolute discretion).  The confidentiality provisions of this Section 4.6 shall not apply to any disclosures made by Buyer or Seller as required by law, by court order, or in connection with any subpoena served upon Buyer or Seller; provided Buyer and Seller shall provide each other with written notice before making any such disclosure.  Notwithstanding the foregoing to the contrary, Seller recognizes that Hines Global REIT, Inc., the general partner of Buyer, is a public non-traded company, and it acknowledges and agrees that Buyer or Hines Global REIT, Inc. may disclose in SEC filings and other filings with governmental authorities such information regarding the transactions contemplated hereby and any such information relating to the Real Property as may be necessary under federal or state securities laws, rules or regulations (including U.S. Securities and Exchange Commission (“SEC”) rules and regulations).  Hines Global REIT, Inc. will be required to publicly disclose the possible transaction contemplated hereby and file the Agreement with the SEC promptly after the execution of the same by both parties or as sooner required by law.  The provisions of this Section 4.6 shall survive the Close of Escrow or the earlier termination of this Agreement.

4.7 Assumption of Loan.  .

4.7.1 Preliminary Approval of Loan Assumption.  No later than five (5) business days following the Effective Date, Seller shall endeavor to obtain from the Lender, and deliver to Buyer, in writing, the terms and conditions upon which Lender shall be willing to consent to the transfer of the Property to Buyer and Buyer’s assumption of the Loan Documents.

4.7.2 Loan Assumption.  Buyer shall have until the expiration of the Loan Assumption Feasibility Period to:

(a) obtain the approval of the Lender for assumption thereof, by Buyer, through the execution by Buyer and the Lender of such documents as may be prepared by Lender’s counsel, which documents shall be acceptable to Buyer, in its sole discretion, and Seller, in its reasonable discretion (unless any provision thereof would adversely impact Seller, in which case, Seller shall be entitled to approve such provision in its sole discretion) so long as Seller is released from all future obligations under the Loan Documents (as approved by Buyer and Seller, the “Loan Assumption Documents”); provided further, however, that Buyer shall not have the right to object to provisions therein contained relating to (i) the interest rate, (ii) the payment of principal, (iii) the expiration or maturity date, or (iv) the reserves or escrow accounts to be maintained by Lender, provided that, in all respects, the Loan Assumption Documents do not modify any of the foregoing items from those currently contained in the Loan Documents.  In the event such Loan Assumption Documents are acceptable to Buyer and Seller, in accordance with this Section 4.7.2(a) (except with respect to the foregoing items (i) through (iv), Buyer may deliver a written notice (the “Loan Assumption Notice”) to Seller prior to the expiration of the Loan Assumption Feasibility Period agreeing to assume the Loan upon the terms set forth in the Loan Assumption Documents; and

(b) If in the Loan Assumption Notice, Buyer elects not to assume the Loan, this Agreement shall automatically terminate (and the Deposit shall be returned to Buyer).  If Buyer elects to assume the Loan (the “Assumption”) through the delivery to Seller of a Loan Assumption Notice or failure to timely deliver the Loan Assumption Notice prior to the expiration of the Loan Assumption Feasibility Period, Buyer shall assume the principal balance outstanding under the Loan as of the Close of Escrow and all interest accruing after the Close of Escrow (the “Assumed Debt”).  Buyer shall pay all loan assumption fees payable in connection with the assumption of the Assumed Debt (including that certain assumption fee in the amount of one-half percent (0.5%) of the outstanding principal balance required under the Loan Documents), and all transfer or other fees, costs and expenses charged by third parties in connection with Buyer’s assumption of the Loan Documents, all recording costs and expenses relating to the recordation of any assignment agreement or other documentation relating to Buyer’s assumption of the Loan Documents (including reasonable attorneys’ fees and other due diligence costs incurred by Lender), all title insurance premiums required in connection with the Assumption, and any other fees, costs and expenses relating to the Assumption as and when same shall be required by the Lender and/or the Loan Documents.

5.	OPERATIONS AND RISK OF LOSS

5.1 Ongoing Operations.  During the pendency of this Agreement, but subject to the limitations set forth below, Seller shall carry on its businesses and activities relating to the Real Property substantially in the same manner as it did before the date of this Agreement.  The new and pending lease transactions (the “New and Pending Lease Transactions”) reflected on Schedule 1 attached hereto shall be deemed approved by Buyer for purposes of this Agreement.

5.2 New Contracts.  Prior to the expiration of the Loan Assumption Feasibility Period, Seller may not enter into contracts relating to the Real Property without Buyer’s consent, such consent not to be unreasonably withheld.  Following the expiration of the Loan Assumption Feasibility Period, Seller will not enter into any contract that will be an obligation affecting the Real Property subsequent to the Close of Escrow (except contracts entered into in the ordinary course of business that are terminable without cause on 30-days’ notice), without the prior consent of the Buyer, which may be withheld in Buyer’s sole and absolute discretion; provided, however, Buyer’s consent shall not be required for any contracts required to enable Seller to comply with the terms of the Leases, to satisfy its obligations under this Agreement or required to address any health or safety conditions at the Property.

5.3 Leasing Arrangements.  Prior to the expiration of the Loan Assumption Feasibility Period, Seller may not enter into new leases of space in the Real Property or amendments, modifications (including terminations), expansions or renewals of the Leases without Buyer’s consent, such consent not to be unreasonably withheld; provided, however, that with respect to the Leases set forth on Schedule 1 attached hereto, Buyer shall be deemed to have approved such Leases and Buyer’s consent shall not be required.  Following the expiration of the Loan Assumption Feasibility Period, except for the New and Pending Lease Transactions, Seller shall obtain Buyer’s consent, which may be withheld in Buyer’s sole and absolute discretion, before entering into any new lease of space in the Real Property or a Lease amendment, modification (including a termination), expansion, or renewal.  Buyer shall be deemed to have consented to any new lease or any Lease amendment, modification (including a termination), expansion, or renewal if it has not notified Seller specifying with particularity the matters to which Buyer reasonably objects, within five (5) business days after its receipt of Seller’s written request for consent, together with a copy of the Lease amendment, expansion, or renewal or the new lease.  At the Close of Escrow, (a) Buyer shall reimburse Seller for third party commissions, legal fees, the cost of tenant improvements, and all other leasing costs paid by Seller with respect to the New and Pending Lease Transactions listed on Schedule 1 attached hereto (to the extent such leasing costs are reflected in Schedule 1 attached hereto or otherwise approved by Buyer) and with respect to all other Lease amendments, modifications (including terminations, other than as provided in the applicable Lease), expansions or renewals or new leases that were entered into pursuant to this Section 5.3 (to the extent such leasing costs are disclosed in such new leases and/or such Lease amendments, modifications, or renewals or otherwise disclosed to Buyer in writing at the time the same are approved or deemed approved by Buyer) and, at Close of Escrow, and (b) Buyer shall assume in writing (pursuant to the Assignment of Leases and Contracts and Bill of Sale) Seller’s obligations (whether arising before or after the Closing Date) under new leases and Lease amendments, modifications (including terminations) expansions or renewals and under all New and Pending Lease Transactions.

5.4 Damage or Condemnation.  Risk of loss resulting from any condemnation or eminent domain proceeding which is commenced or has been threatened against the Real Property or any Improvements before the Close of Escrow, and risk of loss to the Real Property or any Improvements due to fire, flood or any other cause before the Close of Escrow, shall remain with Seller.  If, before the Close of Escrow, the Real Property, Improvements, or any portion thereof shall be materially damaged, or if the Real Property or any material portion thereof shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation, then Seller shall deliver written notice to Buyer of such event, and Buyer may elect not to acquire the Real Property by delivering written notice of such election to Seller within five (5) business days after Buyer learns of the damage or taking, in which event Buyer shall no longer be obligated to purchase, and Seller shall no longer be obligated to sell, the Real Property. If the Closing Date is within the aforesaid 5 business day period, then the Close of Escrow shall be extended to the next business day following the end of said 5 business day period.  If no such election is made, and in any event if the damage is not material, this Agreement shall remain in full force and effect, the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Close of Escrow, Seller shall assign, transfer and set over to Buyer all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and Seller shall assign, transfer and set over to Buyer any insurance proceeds (including business interruption (to the extent assignable) and rent loss proceeds, if any) that are payable with respect to such damage or destruction giving Buyer a credit at the Close of Escrow for any deductible under such policies.  For purposes of this Section 5.4, (a) the phrase(s) “Material damage” or “Materially damaged” means (i) damage reasonably exceeding One Million Dollars ($1,000,000.00), (ii) damage that results in the loss of available parking at the Property that causes the Leases or any applicable zoning laws to be violated, (iii) damage that would result in the loss of tenants whose rent exceeds $10,000 a month in the aggregate, or (iv) any damage which is not fully insured and for which Buyer will not receive at Closing, at Seller’s election, a credit in the amount of the uninsured portion of such damage, and (b) the phrase “material portion” means any portion of the Real Property that has a fair market value exceeding One Million Dollars ($1,000,000.00), that results in the loss of available parking at the Property or that causes the Leases or any applicable zoning laws to be violated, that would result in the loss of tenants whose rent exceed $10,000 a month in the aggregate.

5.5 Loan Documents.  Seller shall cooperate in good faith (at no cost, expense, liability or potential liability to Seller) and with reasonable diligence to secure the Loan Assumption Documents for Buyer’s Assumption of the Loan; provided, however, that Seller shall assume no liability whatsoever with respect to Buyer’s success or failure in securing such Loan Assumption Documents.  Seller and Buyer shall promptly provide all information that may reasonably be required in order to obtain the Loan Assumption Documents.  Buyer shall have the right to negotiate directly with Lender to obtain the Loan Assumption Documents after Seller has made the initial contact with Lender and has introduced Buyer to Lender subject to Lender’s willingness to negotiate directly with Buyer, instead of Seller.  Following the Opening of Escrow, Seller agrees to promptly (within not more than five (5) business days following the Opening of Escrow) contact, and introduce Buyer to Lender.  Concurrently with the Close of Escrow (as hereinafter defined), or as may otherwise be required by Lender, Buyer shall make all payments required in connection with the Assumption of the Loan, including, any loan assumption fee, the legal fees and due diligence costs of Lender, and the fees payable to any rating agency involved with the Assumption of the Loan.  To the extent Lender requests any deposits (for legal fees or costs) to be made with Lender in connection with its consideration of the Assumption, Buyer shall promptly make such deposits.

5.6 Seller’s Covenants.

5.6.1 Seller shall, until the Close of Escrow, maintain insurance with respect to the Real Property, Improvements and Personal Property consistent with Seller’s ordinary course of business.

5.6.2 Seller shall not terminate any Lease or commence any legal action against any tenant at the Real Property so long as Rents are not more than thirty (30) days past due (provided that Seller may at any time defend any legal action that may be commenced against Seller, including without limitation, filing any counterclaim in connection therewith).

5.6.3 Seller shall, until the Close of Escrow, operate, manage, and maintain the Real Property, Improvements and Personal Property consistent with Seller’s existing business practice, ordinary wear and tear excepted.

5.6.4 Except as otherwise provided in this Agreement, Seller shall not voluntarily alienate, lien, encumber or otherwise transfer all or any portion of or interest in the Property (other than to Buyer at the Close of Escrow).

5.6.5 Seller shall not enter into a written contract to sell the Property or negotiate a written draft of a contract to sell the Property during the period that this Agreement is in effect.

6.	SELLER’S AND BUYER’S DELIVERIES

6.1 Seller’s Deliveries into Escrow.  No less than one (1) business day prior to the Closing Date, Seller shall deliver into Escrow (as such term is defined in Section 9 hereof) to the Escrow Holder the following:

(a) Deed.  A deed (the “Deed”) in the form attached hereto as Exhibit E, executed and acknowledged by Seller, conveying to Buyer Seller’s title to the Real Property.

(b) Assignment of Leases and Contracts and Bill of Sale.  An Assignment of Leases and Contracts and Bill of Sale (“Assignment of Leases and Contracts and Bill of Sale”) in the form of Exhibit F attached hereto, executed by Seller.

(c) State Law Disclosures.  Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of the Real Property.

(d) FIRPTA.  A Foreign Investment in Real Property Tax Act affidavit executed by Seller substantially in the form of Exhibit G attached hereto.

(e) Loan Assumption Documents.  Concurrently with the Close of Escrow, Seller shall execute and deposit with Escrow Holder the Loan Assumption Documents and an Assignment and Assumption of Loan Documents (the “Assignment of Loan Documents”) signed by Seller, assigning to Buyer all of Seller’s rights under the Loan Documents, which Assignment shall be in form and substance reasonably acceptable to Seller and Buyer and shall have been approved by Seller and Buyer prior to the expiration of the Loan Assumption Feasibility Period.

(f) Additional Documents.  Any additional documents that Escrow Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

6.2 Buyer’s Deliveries into Escrow.  No less than one (1) business day prior to the Closing Date, Buyer shall deliver into Escrow the following:

(a) Purchase Price.  The Purchase Price, less the Deposit that is applied to the Purchase Price, less the Assumed Debt, plus or minus applicable prorations, immediate, same-day federal funds wired for credit into the Escrow Holder’s escrow account no later than 1:00 p.m. (California time).

(b) Assignment of Leases and Contracts and Bill of Sale.  An Assignment of Leases and Contracts and Bill of Sale executed by Buyer.

(c) State Law Disclosures.  Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of the Real Property.

(d) Loan Assumption Documents.  Concurrently with the Close of Escrow, Buyer shall execute and deposit the Loan Assumption Documents and the Assignment of Loan Documents with Escrow Holder.

(e) Additional Documents.  Any additional documents that Escrow Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

6.3 Closing Statements/Escrow Fees; Tenant Notices.   Concurrently with the Close of Escrow, Seller and Buyer shall deposit with the Escrow Holder executed closing statements consistent with this Agreement in the form required by the Escrow Holder and, Seller and Buyer shall execute at the Close of Escrow, and Buyer shall deliver to each tenant immediately after the Close of Escrow, tenant notices regarding the sale of the Real Property in substantially the form of Exhibit H attached hereto, or such other form as may be required by applicable state law.

6.4 Post-Closing Deliveries.  Immediately after the Close of Escrow, to the extent in Seller’s possession, Seller shall deliver to the offices of Buyer’s property manager: the original Leases; copies or originals of all contracts, receipts for deposits, and unpaid bills; all keys, if any, used in the operation of the Real Property; and, if in Seller’s possession or control, any “as-built” plans and specifications of the Improvements.

7.	CONDITIONS TO BUYER’S AND SELLER’S OBLIGATIONS.

7.1 Conditions to Buyer’s Obligations.  The Close of Escrow and Buyer’s obligation to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions for Buyer’s benefit (or Buyer’s waiver thereof, it being agreed that Buyer may waive any or all of such conditions) on or prior to the Closing Date or on the dates designated below for the satisfaction of such conditions:

(a) All of Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date;

(b) As of the Closing Date, Seller shall have performed its obligations hereunder and all deliveries to be made at Close of Escrow by Seller shall have been tendered;

(c) There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Seller that would materially and adversely affect Seller’s ability to perform its obligations under this Agreement;

(d) There shall exist no pending or threatened action, suit or proceeding with respect to Seller before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby;

(e) No less than three (3) business days prior to the Closing Date, Seller shall have delivered or caused to be delivered to Buyer, with respect to the Real Property, the Tenant Estoppel Certificates, which Estoppel Certificates shall be consistent with the Rent Rolls; and

(f) Lender has executed and delivered to Escrow Holder the Loan Assumption Documents and, to the extent required by the Loan Assumption Documents, Seller has executed the Loan Assumption Documents and delivered them to Escrow Holder.

If, notwithstanding the nonsatisfaction of any such condition, the Close of Escrow occurs, there shall be no liability on the part of Seller for breaches of representations and warranties of which breach Buyer had actual knowledge as of the Close of Escrow.  For purposes of this Section 7.1, the phrase “actual knowledge” of Buyer shall mean the actual (and not implied, imputed or constructive) knowledge of Edmund Donaldson, John Johnson or Andrew Montgomery, without any inquiry or investigation of any other parties.

7.2 Conditions to Seller’s Obligations.

The Close of Escrow and Seller’s obligations to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions for Seller’s benefit (or Seller’s waiver thereof, it being agreed that Seller may waive any or all of such conditions) on or prior to the Closing Date or the dates designated below for the satisfaction of such conditions:

(a) All of Buyer’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date;

(b) As of the Closing Date, Buyer has performed its obligations hereunder and all deliveries to be made at Close of Escrow by Buyer shall have been tendered including, without limitation, the deposit with Escrow Holder of the amounts set forth in Section 6.2(a) hereof;

(c) There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Buyer that would materially and adversely affect Buyer’s ability to perform its obligations under this Agreement;

(d) There shall exist no pending or threatened action, suit or proceeding with respect to Buyer before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby;

(e) Seller shall have received all consents and approvals from (i) all governmental bodies from whom such consents and approvals are necessary in order to consummate the Close of Escrow, and (ii) all third parties from whom such consents or approvals are necessary under all contracts, covenants and other agreements relating to the Real Property and which have been recorded against the Real Property or are contained in the Property Information made available to Buyer, but only to the extent Seller’s failure to obtain such consents and/or approvals would prevent Seller from consummating the Close of Escrow; provided, however, that if a condition to obtaining any such consents or approvals from governmental bodies or third parties is the payment of money, Seller shall pay up to a maximum aggregate amount of $10,000 for any of such consents or approvals; and

(f) Seller and Seller’s principals shall have been released by Lender in writing from all of their respective obligations under the Loan Documents (for the period after the Close of Escrow) effective upon the Close of Escrow.

8.	CLOSE OF ESCROW; POSSESSION.

8.1 “Close of Escrow” shall mean and refer to the satisfaction (or written waiver) of the conditions in Section 7 herein and Buyer’s irrevocable direction to Escrow Holder to wire to Seller the Purchase Price and the other amounts due Seller in accordance with the provisions of Section 9.1(b) below.  The Escrow and Buyer’s right to purchase the Real Property will terminate automatically if the Close of Escrow does not occur on or before 1:00 p.m. (California time) on the Closing Date.

8.2 Sole exclusive possession of the Real Property, subject only to the Permitted Exceptions (as defined in Section 4.2.3 hereof), shall be delivered to Buyer on the Closing Date.

9.	ESCROW.

9.1 Closing.  The escrow (the “Escrow”) for the consummation of this transaction shall be established with Escrow Holder at the address indicated in Section 15.1 hereof by the deposit of an original signed copy of this Agreement with Escrow Holder contemporaneously with the execution hereof.  This Agreement shall constitute both an agreement among Buyer and Seller and escrow instructions for Escrow Holder.  If Escrow Holder requires separate or additional escrow instructions which it deems necessary for its protection, Seller and Buyer hereby agree promptly upon request by Escrow Holder to execute and deliver to Escrow Holder such reasonable separate or additional escrow instructions (the “Additional Instructions”).  In the event of any conflict or inconsistency between this Agreement and the Additional Instructions, this Agreement shall prevail and govern, and the Additional Instructions shall so provide.  The Additional Instructions shall not modify or amend the provisions of this Agreement unless otherwise agreed to in writing by Seller and Buyer.

On the Closing Date, provided that the conditions set forth in Sections 7.1 and 7.2 hereof have been satisfied or waived, Escrow Holder shall take the following actions in the order indicated below:

(a) With respect to all closing documents delivered to Escrow Holder hereunder, and to the extent necessary, Escrow Holder is authorized to insert into all blanks requiring the insertion of dates the date of the recordation of the Deed or such other date as Escrow Holder may be instructed in writing by Seller and Buyer;

(b) Deliver to Seller, in cash or current funds, the Purchase Price, less an amount equal to the Assumed Debt, and less the Deposit and all interest accrued thereon, plus or minus applicable prorations pursuant to Section 10 hereof, Buyer’s signed counterparts of the Assignment of Leases and Contracts and Bill of Sale and conformed copies of the recorded Deed;

(c) Record the Deed and the Assignment of Loan Documents in the official records of the County in which the Real Property is located;

(d) Deliver to Buyer those items referred to in Section 6.1 hereof and a conformed copy of the recorded Deed;

(e) Cause the Title Company to issue the Title Policy for the Real Property in accordance with the provisions of Section 4.2.3 hereof; and

(f) Deliver to Seller and Buyer a final closing statement.

9.2 Escrow and Title Charges.

(a) Upon the Close of Escrow, escrow, title charges and other closing costs shall be allocated between Seller and Buyer as follows:

(i) Seller shall pay: (1) the basic premium for the Title Policy (excluding the premium for the modification of the area and boundary exception), and (2) one-half (½) of any escrow fees or similar charges of Escrow Holder.

(ii) Buyer shall pay one-half (½) of any escrow fees or similar charges of Escrow Holder and the cost of recording the Deed.  If Buyer desires to modify the area and boundary exception from the Title Policy, Buyer shall pay the premium for such coverage and the cost of any endorsements to the Title Policy, if requested by Buyer.

(iii) Buyer shall pay all costs incurred in connection with Buyer’s updating or recertifying the Existing Surveys or obtaining any surveys for the Real Property; provided, however, that at Closing, Seller shall reimburse Buyer for the costs Buyer incurred in connection with having the Existing Surveys updated in an amount not to exceed Three Thousand Five Hundred Dollars ($3,500.00).

(iv) Except to the extent otherwise specifically provided herein, all other expenses incurred by Seller and Buyer with respect to the negotiation, documentation and closing of this transaction, including, without limitation, Buyer’s and Seller’s attorneys’ fees, shall be borne and paid by the party incurring same.

(v) Buyer shall pay all fees, costs and expenses, including assumption fees and Lender’s legal costs and due diligence costs, in connection with the Loan Assumption as and when same shall be required by the Lender.

(b) If the Close of Escrow does not occur by reason of Buyer’s or Seller’s default under this Agreement, then all escrow and title charges (including cancellation fees) shall be borne by the party in default.

9.3 Procedures Upon Failure of Condition.  Except as otherwise expressly provided herein, if any condition set forth in Sections 7.1 or 7.2 hereof is not timely satisfied or waived for a reason other than the default of Buyer or Seller in the performance of its respective obligations under this Agreement:

(a) This Agreement, the Escrow and the respective rights and obligations of Seller and Buyer hereunder shall terminate (other than the indemnity and insurance obligations of Buyer set forth in Sections 4.3.1 and 14 hereof, the confidentiality provisions of Section 4.6 hereof and the other provisions of this Agreement that, by their express terms, survive such termination) at the written election of the party for whose benefit such condition was imposed, which written election must be made (i) within two (2) business days after the date such condition was to be satisfied, or (ii) on the date the Close of Escrow occurs, whichever occurs first;

(b) Escrow Holder shall promptly return to Buyer all funds of Buyer in its possession, including the Deposit and all interest accrued thereon, and to Seller and Buyer all documents deposited by them respectively, which are then held by Escrow Holder;

(c) Buyer shall comply with Section 4.6 hereof and shall deliver to Seller all Work Product (as such term is defined in Section 15.3 hereof); and

(d) Any escrow cancellation and title charges shall be borne equally by Seller and Buyer.

10.	PRORATIONS.

The Closing Date shall belong to Buyer and all prorations hereinafter provided to be made as of the Close of Escrow shall each be made as of the end of the day before the Closing Date.  In each such proration set forth below, the portion thereof applicable to periods beginning as of Close of Escrow shall be credited to Buyer or charged to Buyer as applicable and the portion thereof applicable to periods ending as of Close of Escrow shall be credited to Seller or charged to Seller as applicable.

10.1 Collected Rent.   All rent (including, without limitation, all base rents, additional rents and retroactive rents, and expressly excluding tenant reimbursements for Operating Costs, as hereinafter defined) and all other income (and any applicable state or local tax on rent) (hereinafter collectively referred to as “Rents”) collected under Leases in effect on the Closing Date shall be prorated as of the Close of Escrow.  Uncollected Rent shall not be prorated and, to the extent payable for the period prior to the Close of Escrow, shall remain the property of Seller.  Buyer shall apply Rent from tenants that are collected after the Close of Escrow first to Rents which are due to Buyer after the Close of Escrow and second to Rents which were due to Seller on or before the Close of Escrow.  Any prepaid Rents for the period following the Closing Date shall be paid over by Seller to Buyer.  Buyer will make reasonable efforts, without suit, to collect any Rents applicable to the period before the Close of Escrow including, without limitation, sending to tenants bills for the payment of past due Rents during the first six (6) month period following the Closing Date.  Seller may pursue collection of any Rents that were past due as of the Closing Date, provided that (i) Seller shall have no right to terminate any Lease or any tenant’s occupancy under any Lease in connection therewith, (ii) Seller shall not pursue tenants for delinquent rents during the first ninety (90) days following the Closing Date, and (iii) if Seller elects to file a suit against any tenant, Seller must commence such suit no earlier than the 91st day following the Closing Date and no later than the 180th day following the Closing Date.

10.2 Operating Costs and Additional Rent Reconciliation.  Seller, as landlord under the Leases, is currently collecting from tenants under the Leases additional rent to cover taxes, insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, “Operating Costs”) in connection with the ownership, operation, maintenance and management of the Real Property.  All Operating Costs shall be prorated as of the Close of Escrow.  Real estate taxes and assessments imposed by any governmental authority (“Taxes”) with respect to the Real Property for the relevant tax year in which the Real Property is being sold shall be prorated as of the Close of Escrow based upon the most recent ascertainable assessed values and estimated tax rates and based upon the number of days Buyer and Seller will have owned the Real Property during such relevant tax year.  To the extent that any additional rent (including, without limitation, estimated payments for Operating Costs) is paid by tenants to the landlord under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Operating Costs to estimated payments is required to be performed at the end of a reconciliation period, Buyer and Seller shall make an adjustment at the Close of Escrow for the applicable reconciliation period (or periods, if the Leases do not have a common reconciliation period) based on a comparison of the actual Operating Costs  to the estimated payments at the Close of Escrow.  If, as of the Close of Escrow, Seller has received additional rent payments in excess of the amount that tenants will be required to pay, based on the actual Operating Costs as of the Close of Escrow, Buyer shall receive a credit in the amount of such excess.  If, as of the Close of Escrow, Seller has received additional rent payments that are less than the amount that tenants would be required to pay based on the actual Operating Costs as of the Close of Escrow, Seller shall receive a credit in the amount of such deficiency.  Operating Costs that are not payable by tenants either directly or reimbursable under the Leases shall be prorated between Seller and Buyer and shall be reasonably estimated by the parties if final bills are not available.

10.3 Tax Appeals .  If, as of the Closing Date, Seller is protesting or has notified Buyer, in writing, that it has elected to protest any Taxes for the Real Property, then Buyer agrees that Seller shall have the right (but not the obligation), after the Closing Date, to continue such protest.  In such case, any Taxes paid by Buyer after the Closing Date with respect to the Real Property shall be paid under protest and Buyer shall promptly notify Seller of any payments of Taxes made by Buyer with respect to the Real Property.  Buyer further agrees to cooperate with Seller and execute any documents requested by Seller in connection with such protest.  As to the Real Property, any tax savings received (“Tax Refunds”) for the relevant tax year under any protest, whether filed by Seller or Buyer, shall be prorated between the parties based upon the number of days, if any, Seller and Buyer respectively owned the Real Property during such relevant tax year; if such protest was filed by a Seller, any payment of Tax Refunds to Buyer shall be net of any fees and expenses payable to any third party for processing such protest, including attorneys’ fees.  Seller shall have the obligation to refund to any tenants in good standing as of the date of such Tax Refund, any portion of such Tax Refund paid to Seller which may be owing to such tenants, which payment shall be paid to Buyer within fifteen (15) business days of delivery to Seller by Buyer of written confirmation of such tenants’ entitlement to such Tax Refunds.  Buyer shall have the obligation to refund to tenants in good standing as of the date of such Tax Refund, any portion of such Tax Refund paid to it which may be owing to such tenants.  Seller and Buyer agree to notify the other in writing of any receipt of a Tax Refund within fifteen (15) business days of receipt of such Tax Refund.  To the extent either party obtains a Tax Refund, a portion of which is owed to the other party, the receiving party shall deliver the Tax Refund to the other party within fifteen (15) business days of its receipt.  If Buyer or Seller fail to pay such amount(s) to the other as and when due, such amount(s) shall bear interest from the date any such amount is due to Seller or Buyer, as applicable, until paid at the lesser of (a) twelve percent (12%) per annum and (b) the maximum amount permitted by law.  The obligations set forth herein shall survive the Close of Escrow and Buyer agrees that, as a condition to the transfer of the Property by Buyer, Buyer will cause any transferee to assume the obligations set forth herein.

10.4 Leasing Commissions, Tenant Improvements and Contracts.  At Close of Escrow, Buyer shall assume (pursuant to the Assignment of Leases and Contracts and Bill of Sale) the obligation to pay all (a) leasing costs that are due or become due prior to the Closing Date to the extent that the same (i) arise from a new lease or any Lease amendment, extension or expansion hereafter entered into by Seller in accordance with the terms and conditions of this Agreement, or (ii) arise out of any New and Pending Lease Transactions (including, without limitation, the commissions and/or tenant improvements referenced in Section 5.3 hereof), and (b) leasing costs that are due after the Closing Date.  Buyer will assume the obligations arising from and after the Closing Date under the Contracts.  Seller and Buyer hereby acknowledge and agree that AT&T, a tenant at the Property, has requested that the $500,000 tenant allowance payable pursuant to its Lease be credited against its rent until fully paid (the “Rent Credit”) and such circumstance will affect the Property both prior to and after the Close of Escrow.  Accordingly, the Seller and Buyer agree to make the following proration adjustments at Closing in connection with the Rent Credit:  (a) first, Buyer shall pay to Seller One Hundred Fifty Thousand Dollars ($150,000.00) at the Close of Escrow as payment to Seller of its part of the Rent Credit (the “Buyer’s Portion”), and (b) second, Seller shall pay to Buyer at the Close of Escrow an amount equal to the Rent Credit, less any amounts credited against rent for AT&T from the Effective Date through the Close of Escrow.

10.5 Tenant Deposits.  All tenant security deposits for each Lease in the amount set forth on Schedule 3 attached hereto (and interest thereon if required by law or contract to be earned thereon) and not theretofore applied to tenant obligations under the Leases shall be transferred or credited to Buyer at the Close of Escrow or placed in escrow if required by law.  As of the Close of Escrow, Buyer shall assume Seller’s obligations related to tenant security deposits, but only to the extent of those tenant security deposits actually received or credited to Buyer (“Transferred Security Deposits”).  Buyer will indemnify, defend, and hold Seller harmless from and against all demands and claims made by tenants arising out of the transfer or disposition of any Transferred Security Deposits and will reimburse Seller for all attorneys’ fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by Seller as a result of any such claims or demands by tenants.

10.6 Intentionally Omitted.

10.7 Owner Deposits.  Seller shall receive a credit at the Close of Escrow for all bonds, deposits, letters of credit, set aside letters or other similar items, if any, that are outstanding with respect to the Real Property that have been provided by Seller or any of its affiliates to any governmental agency, public utility, or similar entity (collectively, “Owner Deposits”) to the extent set forth on Schedule 4 attached hereto and assignable to Buyer.  To the extent any Owner Deposits are not assignable to Buyer, Buyer shall replace such Owner Deposits and obtain the release of Seller (or its affiliates) from any obligations under such Owner Deposits.  To the extent that any funds are released as a result of the termination of any Owner Deposits for which Seller did not get a credit, such funds shall be delivered to Seller immediately upon their receipt.

10.8 Intentionally Omitted.

10.9 Interest and Reserves on Deposit with Lender.  Seller shall receive at Closing, a credit for the amounts on deposit with Lender, representing reserves for taxes, water and sewer charges, insurance, reserves for tenant improvements, capital improvements, or for any other reserve or escrow held by Lender under the Loan, directly or indirectly, as of the Closing Date, to the extent, and only to the extent, transferred to Buyer concurrently with the Close of Escrow with the consent of Lender.

10.10 Final Adjustment After Closing.  Buyer and Seller shall agree on a final adjustment of all items prorated hereunder (“Post Closing Proration”) as soon as reasonably possible after the Close of Escrow (but in no event later than ninety (90) days after the Close of Escrow to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership.  Payments in connection with the final adjustment shall be due no later than five (5) business days after the final adjustment.  Buyer and Seller shall reasonably cooperate in preparing the Post Closing Proration and Buyer shall provide such reasonable backup documentation as may be requested by Seller with respect to same.  Notwithstanding anything to the contrary stated in this Section 10, except for any Post Closing Prorations (which must be determined and paid as provided above), all prorations made under this Section 10 shall be final as of the Close of Escrow and shall not be subject to further adjustment (whether due to an error or for any other reason) after the Close of Escrow.

11.	SELLER’S REPRESENTATIONS AND WARRANTIES; AS-IS.

11.1 Seller’s Representations and Warranties.  In consideration of Buyer’s entering into this Agreement and as an inducement to Buyer to purchase the Real Property from Seller, Seller makes the following representations and warranties to Buyer:

(a) Seller is a limited liability company organized and in good standing under the laws of the State of Delaware.  Seller has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement shall have been duly authorized and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.

(b) There is no agreement to which Seller is a party or to Seller’s Actual Knowledge binding on Seller which would prevent Seller from consummating the transaction contemplated by this Agreement.

(c) To Seller’s Actual Knowledge, except as disclosed on Schedule 5 attached hereto, Seller has received no written notice from any governmental agency in the last twelve (12) months that the Property or the current use and operation thereof violate any applicable federal, state or municipal law, statute, code, ordinance, rule or regulation (including those relating to environmental matters), except with respect to such violations as have been fully cured prior to the date hereof.

(d) To Seller's Actual Knowledge, except as disclosed on Schedule 5 attached hereto, Seller has not received written notice from any governmental agency of any currently pending condemnation proceedings relating to the Property.

(e) To Seller's Actual Knowledge, except as disclosed on Schedule 5 attached hereto, Seller has not received written notice of any litigation which has been filed against Seller that arises out of the ownership of the Property and would materially affect the Property or use thereof, or Seller’s ability to perform hereunder.

(f) To Seller’s Actual Knowledge, Seller is not a Prohibited Person (as defined below) or owned or controlled by, or acting, directly or indirectly, for or on behalf of, any Prohibited Person.  As used herein, “Prohibited Person” shall mean (i) any person or entity that is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”), any list promulgated pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) or any other similar list maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation; or (b) any person with whom a citizen of the United States is otherwise prohibited from engaging in transactions by any trade embargo, economic sanction or other prohibition under United States law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders and regulations promulgated thereunder.

(g) Seller is not a foreign person as defined in Internal Revenue Code Section 1445(f)(3).

For purposes of this Section 11.1, the phrase “To Seller’s Actual Knowledge” shall mean the actual (and not implied, imputed, or constructive) knowledge of Rodney Richerson (whom the Seller represents is the Regional President that oversees the Real Property) and Walter Foster (whom the Seller represents is the asset manager for the Real Property), without any inquiry or investigation of any other parties, including, without limitation, the tenants and the property manager of the Real Property.

The representations and warranties made by Seller in this Agreement shall survive the recordation of the Deed for a period of nine (9) months and any action for a breach of Seller’s representations or warranties must be made and filed within said nine (9) month period.  If, after the Effective Date, but before the Close of Escrow, Seller becomes aware of any facts or changes in circumstances that would cause any of its representations and warranties in this Agreement to be untrue at Close of Escrow, Seller may notify Buyer in writing of such fact.  In such case, or in the event Buyer obtains information which would cause any of Seller’s representations and warranties to be untrue at Close of Escrow, Buyer, as its sole and exclusive remedy, shall have the right to either (i) terminate this Agreement, in which case the Deposit shall be immediately returned to Buyer and neither party shall have any rights or obligations under this Agreement (except for Sections 4.3.1, 15.3 and 15.5 and such other provisions contained in this Agreement that, by their express terms, survive such termination; or (ii) accept a qualification to Seller’s representations and warranties as of the Close of Escrow and complete the purchase and sale of the Property without any rights to recovery for breach of the unqualified representation and warranty.  Other than as set forth in the immediately preceding sentence, if Buyer proceeds with the Close of Escrow, Buyer shall be deemed to have expressly waived any and all remedies for the breach of any representation or warranty discovered by Buyer prior to the Close of Escrow.

11.2 As-Is.  As of the expiration of the Due Diligence Period, Buyer will have:

(a) examined and inspected the Property and will know and be satisfied with the physical condition, quality, quantity and state of repair of the Property in all respects (including, without limitation, the compliance of the Real Property with the Americans With Disabilities Act of 1990 Pub.L. 101-336, 104 Stat. 327 (1990), and any comparable local or state laws (collectively, the “ADA”));

(b) reviewed the Property Information (other than the Loan Assumption Documents which shall be reviewed during the Loan Assumption Feasibility Period), including, without limitation, the Loan Documents, and all instruments, records and documents which Buyer deems appropriate or advisable to review in connection with this transaction, including, but not by way of limitation, any and all architectural drawings, plans, specifications, surveys, building and occupancy permits, and any licenses, leases, contracts, warranties and guarantees relating to the Real Property or the business conducted thereon;

(c) reviewed all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Property; and

(d) at its own cost and expense, made its own independent investigation respecting the Property and all other aspects of this transaction, and shall have relied thereon and on the advice of its consultants in entering into this Agreement.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES IN SECTION 11.1 OF THIS AGREEMENT AND THE SPECIAL WARRANTY OF TITLE CONTAINED IN THE DEED DELIVERED AT THE CLOSE OF ESCROW (TOGETHER, “SELLER’S WARRANTIES”), THIS SALE IS MADE AND WILL BE MADE WITHOUT REPRESENTATION, COVENANT, OR WARRANTY OF ANY KIND (WHETHER EXPRESS, IMPLIED, OR, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, STATUTORY) BY SELLER.  AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, BUYER AGREES TO ACCEPT THE PROPERTY ON AN “AS IS” AND “WHERE IS” BASIS, WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATION OR WARRANTY, ALL OF WHICH SELLER HEREBY DISCLAIMS, EXCEPT FOR SELLER’S WARRANTIES.  EXCEPT FOR SELLER’S WARRANTIES, NO WARRANTY OR REPRESENTATION IS MADE BY SELLER AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN, QUALITY, CONDITION, OPERATION OR INCOME, COMPLIANCE WITH DRAWINGS OR SPECIFICATIONS, ABSENCE OF DEFECTS, ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES, ABSENCE OF FAULTS, FLOODING, OR COMPLIANCE WITH LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT (INCLUDING, WITHOUT LIMITATION, THE ADA).  BUYER ACKNOWLEDGES THAT BUYER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE PHYSICAL,

DB2/21679351.10

ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE, AND LEGAL CONDITION OF THE PROPERTY AND THAT BUYER IS NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATIONS AND WARRANTIES MADE BY SELLER OR ANYONE ACTING OR CLAIMING TO ACT, BY, THROUGH OR UNDER OR ON SELLER’S BEHALF CONCERNING THE PROPERTY (EXCEPT FOR THE SELLER’S WARRANTIES).  ADDITIONALLY, BUYER AND SELLER  HEREBY AGREE THAT (A) EXCEPT FOR SELLER’S WARRANTIES, BUYER IS TAKING THE PROPERTY  “AS IS” WITH ALL LATENT AND PATENT DEFECTS AND THAT EXCEPT FOR SELLER’S WARRANTIES, THERE IS NO WARRANTY BY SELLER THAT THE PROPERTY IS FIT FOR A PARTICULAR PURPOSE, (B) EXCEPT FOR SELLER’S WARRANTIES, BUYER IS SOLELY RELYING UPON ITS EXAMINATION OF THE PROPERTY, AND (C) BUYER TAKES THE PROPERTY UNDER THIS AGREEMENT UNDER THE EXPRESS UNDERSTANDING THAT THERE ARE NO EXPRESS OR IMPLIED WARRANTIES (EXCEPT FOR SELLER’S WARRANTIES).

WITH RESPECT TO THE FOLLOWING,  BUYER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER SHALL NOT HAVE ANY LIABILITY, OBLIGATION OR RESPONSIBILITY OF ANY KIND AND THAT SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND:

1.	THE CONTENT OR ACCURACY OF ANY REPORT, STUDY, OPINION OR CONCLUSION OF ANY SOILS, TOXIC, ENVIRONMENTAL OR OTHER ENGINEER OR OTHER PERSON OR ENTITY WHO HAS EXAMINED THE PROPERTY OR ANY ASPECT THEREOF;

2.	THE CONTENT OR ACCURACY OF ANY OF THE ITEMS (INCLUDING, WITHOUT LIMITATION, THE PROPERTY INFORMATION) DELIVERED TO BUYER PURSUANT TO BUYER’S REVIEW OF THE CONDITION OF THE PROPERTY; OR

3.	THE CONTENT OR ACCURACY OF ANY PROJECTION, FINANCIAL OR MARKETING ANALYSIS OR OTHER INFORMATION GIVEN TO BUYER BY SELLER OR REVIEWED BY BUYER WITH RESPECT TO THE PROPERTY.

BUYER ALSO ACKNOWLEDGES THAT THE REAL PROPERTY MAY OR MAY NOT CONTAIN ASBESTOS AND, IF THE REAL PROPERTY CONTAINS ASBESTOS, THAT BUYER MAY OR MAY NOT BE REQUIRED TO REMEDIATE ANY ASBESTOS CONDITION IN ACCORDANCE WITH APPLICABLE LAW.

BUYER IS A SOPHISTICATED REAL ESTATE INVESTOR AND IS, OR WILL BE AS OF THE CLOSE OF ESCROW, FAMILIAR WITH THE REAL PROPERTY AND ITS SUITABILITY FOR BUYER’S INTENDED USE.  THE PROVISIONS OF THIS SECTION 11.2 SHALL SURVIVE INDEFINITELY ANY CLOSING OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE DOCUMENTS EXECUTED AT CLOSE OF ESCROW.

BUYER’S INITIALS

12.	BUYER’S COVENANTS, REPRESENTATIONS AND WARRANTIES; RELEASE; ERISA; INDEMNIFICATION.

12.1  Representations and Warranties.  In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Real Property to Buyer, Buyer makes the following covenants, representations and warranties:

12.1.1 Authority.  Buyer is a limited partnership organized and in good standing under the laws of the State of Delaware.  Buyer has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Buyer is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.  There is no agreement to which Buyer is a party or to Buyer’s knowledge binding on Buyer which is in conflict with this Agreement.

12.1.2 Executive Order 13224.  To the best of Buyer’s knowledge, Buyer is not a Prohibited Person or owned or controlled by, or acting, directly or indirectly, for or on behalf of, any Prohibited Person.

12.2 Release.  Buyer shall make its own independent investigation of the Property, the Property Information and the potential presence of Hazardous Materials on the Real Property as Buyer deems appropriate.  Accordingly,  subject to the representations and warranties of Seller expressly set forth in Section 11.1 hereof Seller’s Warranties and Seller’s obligations under Article 14 hereof, Buyer, on behalf of itself and all of its officers, directors, shareholders, employees, representatives and affiliated entities (collectively, the “Releasors”) hereby expressly waives and relinquishes any and all rights and remedies Releasors may now or hereafter have against Seller, its successors and assigns, partners, shareholders, officers and/or directors (the “Seller Parties”), whether known or unknown, which may arise from or be related to  (a)  the physical condition, quality, quantity and state of repair of the Real Property and the prior management and operation of the Real Property, (b) the Property Information, including, without limitation, the Loan Documents, (c) the Real Property’s compliance or lack of compliance with any federal, state or local laws or regulations, and (d)  any past, present or future presence or existence of Hazardous Materials on, under or about the Real Property or with respect to any past, present or future violation of any rules, regulations or laws, now or hereafter enacted, regulating or governing the use, handling, storage or disposal of Hazardous Materials, including, without limitation, (i)  any and all rights and remedies Releasors may now or hereafter have under the Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, and the Toxic Substance Control Act, all as amended, and any similar state, local or federal environmental law, rule or regulation, and (ii) any and all claims, whether known or unknown, now or hereafter existing, with respect to the Real Property under Section 107 of CERCLA (42 U.S.C.A. §9607); provided, however, that Buyer is not releasing Seller from any claims arising from Seller’s fraud or intentional misrepresentations made by Seller in Section 11.1 hereof.  As used herein, the term “Hazardous Material(s)” includes, without limitation, any hazardous or toxic materials, substances or wastes, such as (1) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, or any agency of the United States government, (2) any other material, substance, or waste which is defined or regulated as a hazardous material, extremely hazardous material, hazardous waste or toxic substance pursuant to any laws, rules, regulations or orders of the United States government, or any local governmental body, (3) asbestos, (4) petroleum and petroleum based products, (5) formaldehyde, (6) polychlorinated biphenyls (PCBs), and (7) freon and other chlorofluorocarbons.

Buyer’s Initials:

THE FOREGOING WAIVERS, RELEASES AND AGREEMENTS BY BUYER, ON BEHALF OF ITSELF AND THE RELEASORS, SHALL SURVIVE THE CLOSE OF ESCROW AND THE RECORDATION OF THE DEED AND SHALL NOT BE DEEMED MERGED INTO THE DEED UPON ITS RECORDATION.

13.	DEFAULT AND DAMAGES.

13.1 DEFAULT BY BUYER.  BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT, IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT (ALL OF THE CONDITIONS TO BUYER’S OBLIGATIONS TO CLOSE HAVING BEEN SATISFIED OR WAIVED), SELLER WILL SUFFER DAMAGES IN AN AMOUNT WHICH WILL, DUE TO THE SPECIAL NATURE OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THE SPECIAL NATURE OF THE NEGOTIATIONS WHICH PRECEDED THIS AGREEMENT, BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ASCERTAIN.  IN ADDITION, BUYER WISHES TO HAVE A LIMITATION PLACED UPON THE POTENTIAL LIABILITY OF BUYER TO SELLER IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT, AND WISHES TO INDUCE SELLER TO WAIVE OTHER REMEDIES WHICH SELLER MAY HAVE IN THE EVENT OF A BUYER DEFAULT.  BUYER AND SELLER, AFTER DUE NEGOTIATION, HEREBY ACKNOWLEDGE AND AGREE THAT THE AMOUNT OF THE DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL SUSTAIN IN THE EVENT OF SUCH BUYER DEFAULT.  BUYER AND SELLER HEREBY AGREE THAT SELLER MAY, IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT, TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO BUYER AND ESCROW HOLDER, CANCEL THE ESCROW AND RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES AND ESCROW HOLDER SHALL IMMEDIATELY THEREAFTER DELIVER THE DEPOSIT TO SELLER.  SUCH DELIVERY OF THE DEPOSIT TO SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY.

NOTHING IN THIS SECTION 13.1 SHALL (A) PREVENT OR PRECLUDE ANY RECOVERY OF ATTORNEYS’ FEES OR OTHER COSTS INCURRED BY SELLER PURSUANT TO SECTION 15.5 OR (B) IMPAIR OR LIMIT THE EFFECTIVENESS OR ENFORCEABILITY OF THE INDEMNIFICATION OBLIGATIONS OF BUYER CONTAINED IN SECTIONS 4.3.1 AND 14 HEREOF.  SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 13.1 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

Seller’s Initials:

Buyer’s Initials:

13.2 Default by Seller.  If Seller defaults in its obligations to sell and convey the Property to Buyer pursuant to this Agreement, Buyer’s sole and exclusive remedy shall be to elect one of the following:  (a) to terminate this Agreement, in which event Buyer shall be entitled to the return of the Deposit and Seller shall reimburse Buyer for Buyer’s out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses), as supported by reasonable documentation satisfactory to Seller, incurred in connection with Buyer’s due diligence investigations and negotiation and execution of this Agreement, not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate, or (b) to bring a suit for specific performance provided that any suit for specific performance must be brought as to the Property within 45 days of Seller’s default, Buyer’s waiving the right to bring suit at any later date to the extent permitted by law.  This Agreement confers no present right, title or interest in the Property to Buyer and Buyer agrees not to file a lis pendens or other similar notice against the Real Property except in connection with, and after, the proper filing of a suit for specific performance.

14.	BROKER’S COMMISSIONS.

Except for Marc Spiegelman with BRC Advisors, Seller’s broker (whose commission shall be paid by Seller pursuant to a separate agreement between Seller and Seller’s broker), neither party hereto has had any contact or dealing regarding the Real Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker or other person who can claim a right to a commission or finder’s fee as a procuring cause of the sale contemplated herein.  In the event that any other broker or finder perfects a claim for a commission or finder’s fee, the party responsible for the contact or communication on which the broker or finder perfected such claim shall indemnify, save harmless and defend the other party from said claim and all costs and expenses (including reasonable attorneys’ fees) incurred by the other party in defending against the same.  The provisions of this Section 14 shall survive the Close of Escrow or the earlier termination of this Agreement.

15.	MISCELLANEOUS PROVISIONS.

15.1 Notices.  All written notices or demands of any kind which either party hereto may be required or may desire to serve on the other in connection with this Agreement shall be served by personal service, by registered or certified mail, recognized overnight courier service or facsimile transmission.  Any such notice or demand so to be served by registered or certified mail, recognized overnight courier service or facsimile transmission shall be delivered with all applicable delivery charges thereon fully prepaid and, if the party so to be served be Buyer, addressed to Buyer as follows:

Hines Global REIT Properties LP

2800 Post Oak Boulevard

Houston, TX  77056

Attention:  Charles Hazen

Telephone No:  (713) 966-7602

Fax No:  (713) 966-7851

with a copy thereof to:

c/o Hines Interests Limited Partnership

717 Texas, Suite 1500

Houston, TX  77002

Attention:  Mark A. Cover

Telephone No: (713) 237-5660

Fax No.:  (713) 237-5657

with a copy thereof to:

c/o Hines Interests Limited Partnership

2800 Post Oak Boulevard

Houston, TX  77056

Attention:  Jason Maxwell

Telephone No: (713) 966-7638

Fax No.:  (713) 966-7851

with a copy thereof to:

Baker Botts L.L.P.

910 Louisiana Street

Houston, TX  77002

Attention: Connie Simmons Taylor, Esq.

Telephone No: (713) 229-1650

Fax No.:  (713) 229-7850

and, if the party so to be served be Seller, addressed to Seller as follows:

c/o KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, CA  92660

Attention: Rodney G. Richerson

Telephone No.: (949) 417-6515

Fax No.:  (949) 417-6518

with copies thereof to:

c/o KBS Capital Advisors LLC

James Chiboucas, Esq.

620 Newport Center Drive, Suite 1300

Newport Beach, CA  92660

Telephone No.: (949) 417-6555

Fax No.: (949) 417-6523

and

Morgan, Lewis & Bockius, LLP

5 Park Plaza, Suite 1750

Irvine, California  92614

Attention:  L. Bruce Fischer, Esq.

Telephone No.:  (949) 399-7145

Fax No.:  (949) 399-7001

and, if the party to be served be Escrow Holder, addressed to Escrow Holder as follows:

Lawyers Title Company

4100 Newport Place Drive, Suite 120

Newport Beach, CA  92660

Attention:  Joy Eaton

Telephone:  (949) 724-3145

Fax No.:  (949) 271-5762

Service of any such notice or demand so made by personal delivery, registered or certified mail, recognized overnight courier or facsimile transmission shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or, as to facsimile transmissions, by “answer back confirmation” (provided that a copy of such notice or demand is delivered by any of the other methods provided above within one (1) business day following receipt of such facsimile transmission), as applicable, or at the expiration of the third (3rd) business day after the date of dispatch, whichever is earlier in time.  Either party hereto may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address to which or a different person to whose attention all such notices or demands are thereafter to be addressed.

15.2 Assignment; Binding on Successors and Assigns.  Buyer shall not assign, transfer or convey its rights or obligations under this Agreement or with respect to the Property without the prior written consent of Seller, which consent Seller may withhold in its sole, absolute and subjective discretion; provided, however, Buyer may assign its rights under this Agreement without Seller’s consent to a single entity Affiliate (as hereinafter defined), so long as (i) Buyer provides Seller with notice of such assignment at least seven (7) days before the Closing Date of its intentions to assign its rights under this Agreement to the Affiliate, which notice must be accompanied by the name of such assignee and such assignee’s signature block, (ii) the Affiliate assumes, jointly and severally, in writing Buyer’s obligations hereunder and the Affiliate agrees in writing to be subject to all of the terms and conditions set forth in this Agreement pursuant to an assignment and assumption agreement substantially in the form attached hereto as Exhibit J and made a part hereof (the “Assignment and Assumption Agreement”), and (iii) Buyer shall not be released from its obligations hereunder.  As used in this Section 15.2, the term “Affiliate” means (a) an entity (which may not consist of more than one entity) that directly or indirectly controls, is controlled by or is under common control with the Buyer, (b) any fund or entity sponsored by Buyer, or (c) an entity (which may not consist of more than one entity) at least a majority of whose economic interest is owned by Buyer; and the term “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations.  Any attempted assignment in violation of the provisions of this Section 15.2 shall be void and Buyer shall be deemed in default hereunder.  Any permitted assignments shall not relieve the assigning party from its liability under this Agreement.  Subject to the foregoing, and except as provided to the contrary herein, the terms, covenants, conditions and warranties contained herein and the powers granted hereby shall inure to the benefit of and bind all parties hereto and their respective heirs, executors, administrators, successors and assigns, and all subsequent owners of the Property.

15.3 Work Product.  Effective upon and in the event of a termination of this Agreement for any reason, Buyer shall assign and deliver to Seller (without any representation or warranty as to such documents and at no cost to Seller), and does hereby assign without the need for any further act or instrument (without any representation or warranty as to such documents and at no cost to Seller), all reports, plans, studies, documents, written information and the like which has been generated by Buyer’s third party consultants, whether prior to the Opening of Escrow or during the period of Escrow in connection with Buyer’s proposed acquisition, development, use or sale of the Real Property (collectively, the “Work Product”).  In such event, Buyer shall deliver the Work Product which has been assigned to Seller not later than five (5) days after the date of the termination of this Agreement.  The Work Product shall be fully paid for and shall not be subject to any lien, encumbrance or claim of any kind.  Buyer shall also return all materials and information (including, without limitation, the Property Information) given to it by Seller or its consultants during Escrow, in the same condition as delivered to Buyer.

15.4 Further Assurances.  In addition to the acts and deeds recited herein and contemplated to be performed, executed or delivered by Seller or Buyer, Seller and Buyer hereby agree to perform, execute and deliver, or cause to be performed, executed and delivered, on the Closing Date or thereafter any and all such further acts, deeds and assurances as Buyer or Seller, as the case may be, may reasonably require in order to consummate fully the transactions contemplated hereunder.

15.5 Attorneys’ Fees.  If any legal action or any arbitration or other proceeding is brought or if an attorney is retained for the enforcement of this Agreement or any portion thereof, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover from the other reimbursement for the reasonable fees of attorneys and other costs (including court costs and witness fees) incurred by it, in addition to any other relief to which it may be entitled.  The term “prevailing party” means the party obtaining substantially the relief sought, whether by compromise, settlement or judgment.

15.6 Survival of Representations, Warranties and Agreements.  Unless otherwise expressly stated in this Agreement (a)  each of the covenants, obligations, representations, and agreements contained in this Agreement shall survive the Close of Escrow and the execution and delivery of the Deed only for a period of nine (9) months immediately following the Closing Date, and (b) any claim based upon a misrepresentation or a breach of a warranty contained in this Agreement shall be actionable or enforceable if and only if notice of such claim is given to the party which allegedly made such misrepresentation or breached such covenant, obligation, warranty or agreement within nine (9) months after the Closing Date; provided, however, in no event shall Seller’s liability, if any, with respect to any breach of Seller’s representations or warranties hereunder exceed $750,000 in the aggregate.  Notwithstanding anything stated to the contrary in this Agreement, the indemnification provisions of Sections 4.3.1, 10.5 and 14 hereof (and such other indemnification provisions, if any, contained in this Agreement that, by their express terms, survive the termination or Close of Escrow) and the provisions of Sections 4.6, 10.1, 10.3, 10.4, 10.10, 11.1, 11.2, 12.1, 12.2, 12.3, 12.4, 13.1, 13.2, 14, 15.3, 15.4, 15.5, 15.6, 15.17, 15.20 and 15.25 hereof shall survive the termination of this Agreement or the Close of Escrow without limitation (unless a limitation is expressly included in such provision), and shall not be merged with the recording of the Deed.

15.7 Entire Agreement.  This Agreement contains the entire agreement and understanding of the parties in respect to the subject matter hereof, and the parties intend for the literal words of this Agreement to govern and for all prior negotiations, drafts, and other extrinsic communications, whether oral or written, to have no significance or evidentiary effect.  The parties further intend that neither this Agreement nor any of its provisions may be changed, amended, discharged, waived or otherwise modified orally except only by an instrument in writing duly executed by the party to be bound thereby.  The parties hereto fully understand and acknowledge the importance of the foregoing sentence and are aware that the law may permit subsequent oral modification of a contract notwithstanding contract language which requires that any such modification be in writing; but Buyer and Seller fully and expressly intend that the foregoing requirements as to a writing be strictly adhered to and strictly interpreted and enforced by any court which may be asked to decide the question.  Each party hereto acknowledges that this Agreement accurately reflects the agreements and understandings of the parties hereto with respect to the subject matter hereof and hereby waive any claim against the other party which such party may now have or may hereafter acquire to the effect that the actual agreements and understandings of the parties hereto with respect to the subject matter hereof may not be accurately set forth in this Agreement.

15.8 Governing Law.  This Agreement shall be governed by the laws of the State of Texas (without regard to conflicts of laws principles).

15.9 Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Counterparts delivered by facsimile or other electronic means shall be considered originals for all purposes hereunder.

15.10 Headings; Construction.  The various headings of this Agreement are included for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.  When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and the neuter and vice versa.  The use in this Agreement of the term “including” and related terms such as “include” shall in all cases mean “without limitation.”  All references to “days” in this Agreement shall be construed to mean calendar days unless otherwise expressly provided and all references to “business days” shall be construed to mean days on which national banks are open for business.

15.11 Time of Essence.  Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and failure to perform timely any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of, and non-curable (but waivable) default under this Agreement by the parties so failing to perform.

15.12 Partial Validity; Severability.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

15.13 No Third Party Beneficiaries.  This Agreement is for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns, and no third party is intended to, or shall have, any rights hereunder.

15.14 Joint Product of Parties.  This Agreement is the result of arms-length negotiations between Seller and Buyer and their respective attorneys.  Accordingly, neither party shall be deemed to be the author of this Agreement and this Agreement shall not be construed against either party.

15.15 Calculation of Time Periods.  Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in Texas,  in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday.  Unless otherwise expressly provided herein, the last day of any period of time described herein shall be deemed to end at 5:00 p.m., California time.

15.16 Procedure for Indemnity.  The following provisions govern actions for indemnity under this Agreement.  Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding.  The failure of an indemnitee to deliver written notice to the indemnitor within a reasonable time after the indemnitee receives notice of any such claim shall relieve such indemnitor of liability to the indemnitee under the applicable indemnity only if and to the extent that such failure is prejudicial to the indemnitor’s ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under the applicable indemnity.  If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.

15.17 Intentionally Omitted.

15.18 Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.19 No Personal Liability.  Notwithstanding anything stated to the contrary herein, Seller’s liability under this Agreement shall be limited to Seller’s interest in the Property and neither (a) Seller, Seller’s constituent partners and/or members, Seller’s asset manager, Seller’s directors, employees or agents, nor (b) Buyer, Buyer’s constituent partners, directors, employees or agents, shall have any personal liability hereunder.

15.20 Joint and Several Liability.  If Buyer is composed of more than one individual or entity, all obligations and liabilities of Buyer under this Agreement shall be joint and several as to each of the individuals or entities who compose Buyer.

15.21 Intentionally Omitted.

15.22 Deed Restriction Notice.  If there are any deed restrictions or other covenants that affect the Property, then Seller shall prepare and give to Buyer written notice of such deed restrictions in a form reasonably acceptable to Seller and the Title Company.

15.23 Water Code Notice.  In the event that the Property is located in a district created under Title 4 of the Texas Water Code (General Law Districts) or by a special Act of the legislature that is providing or proposing to provide, as the district's principal function, water, sanitary sewer, drainage, and flood control or protection facilities or services, or any of these facilities or services that have been financed or are proposed to be financed with bonds of the district payable in whole or part from taxes of the district, or by imposition of a standby fee, if any, to household or commercial users, other than agricultural, irrigation, or industrial users, and which district includes less than all the territory in at least one county and which, if located within the corporate area of a city, includes less than 75 percent of the incorporated area of the city or which is located outside the corporate area of a city in whole or in substantial part, and is subject to the requirements of Section 49.452 of the Texas Water Code, then Seller shall prepare and give to Buyer the written notice that is required by Section 49.452 of the Texas Water Code.

15.24 Notice to Buyer.  The Texas Real Estate License Act requires that Seller notify Buyer that Buyer should either (i) have an attorney examine an abstract of title to the Property, or (ii) obtain a title insurance policy covering the Property.  Notice to that effect is, therefore, hereby given to and acknowledged by Buyer.

15.25 Cooperation with Buyer’s Auditors and SEC Filing Requirements .  Seller shall provide to Buyer (at Buyer’s expense and at no cost, expense, liability or potential liability to Seller) copies of, or shall provide Buyer reasonable access to, such factual information (without any representation or warranty as to such factual information) as may be reasonably requested by Buyer, and in the possession or control of Seller, or its property manager or accountants, to enable Buyer’s auditor (Deloitte & Touche LLP or any successor auditor selected by Buyer) to conduct an audit of the income statements of the Property for the year to date of the year in which the Closing occurs plus up to one additional prior calendar year.  Buyer shall be responsible for all out-of-pocket costs associated with this audit.  Seller shall cooperate (at no cost, expense, liability or potential liability to Seller) with Buyer’s auditor in the conduct of such audit.  In addition, Seller agrees to provide to Buyer’s auditor, if requested by such auditor, historical financial statements for the Property, including income and balance sheet data for the Property, whether required before or after Closing (without any representation or warranty as to such financial statements).  Without limiting the foregoing, (i) Buyer or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Buyer’s expense, and Seller shall provide such documentation as Buyer or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Buyer such financial and other information as may be reasonably required by Buyer or any Affiliate of Buyer to make any required filings with the SEC or other governmental authority.  Notwithstanding anything to the contrary stated herein, the foregoing obligations of Seller shall be (a) limited to providing such information or documentation as may be in the possession of Seller, its property manager or accountants, at no cost, expense, liability or potential liability to Seller, and in the format that Seller (or its property manager or accountants) have maintained such information without any representation or warranty as to such information or documentation, and (b) subject to any confidentiality restrictions set forth in any such information or documentation and shall not include any internal reporting or analysis prepared by Seller.  This provision shall survive Closing.

[remainder of page intentionally blank]

DB2/21679351.10

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

“BUYER”

HINES GLOBAL REIT PROPERTIES LP,

a Delaware limited partnership

By:          Hines Global REIT, Inc.,

general partner

By:

Name:

Its:

DB2/21679351.10

“SELLER”

KBS SOUTHPARK COMMERCE CENTER II, LLC,
a Delaware limited liability company

By:           KBS REIT ACQUISITION IV, LLC,
a Delaware limited liability company,
its sole member

By:           KBS LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:           KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation,
general partner

By:           ________________________________
Charles J. Schreiber, Jr.
Chief Executive Officer

DB2/21679351.10

AGREED TO THIS ____

DAY OF ____________, 2010,

AS TO PROVISIONS RELATING

TO ESCROW HOLDER:

LAWYERS TITLE COMPANY

By

Its

DB2/21679351.10

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A	--	Description of Real Property

EXHIBIT B	--	Description of Personal Property

EXHIBIT C	--	List of Contracts

EXHIBIT D	--	Form of Tenant Estoppel Certificate

EXHIBIT E	--	Form of Deed

EXHIBIT F	--	Form of Assignment of Leases, Contracts and Bill of Sale

EXHIBIT G	--	Form of FIRPTA Affidavit

EXHIBIT H	--	Form of Tenant Notice

EXHIBIT I	--	Loan Documents

EXHIBIT J	--	Form of Assignment and Assumption Agreement

SCHEDULE 1	--	Description of New and Pending Lease Transactions

SCHEDULE 2	--	Due Diligence List

SCHEDULE 3	--	Tenant Deposits

SCHEDULE 4	--	Owner Deposits

SCHEDULE 5	--	Disclosures

DB2/21679351.10

EXHIBIT A

Description of Real Property

Lot 3, Block A, Barkley Subdivision Lot 3 Section One, a subdivision in Travis County, Texas, according to map or plat thereof, recorded under Document No. 199900380 of the Official Public Records of Travis County, Texas.

DB2/21679351.10

EXHIBIT B

Description of Personal Property

None.

DB2/21679351.10

EXHIBIT C

List of Contracts

Type of Agreement	Name of Company

Fire alarm monitoring	Ace Fire
Fire pump test runs	Ace Fire
Security patrol service	Priebe Security Services Inc
Porter service for parking lot	Texas Building Services
Landscape	Landscape Resources
Exterior lights maintenance	Facility Solutions
Pond Maintenance	Return 2 Natural
Pressure washing	Malley & Malley
Window washing	Sparkling Clean
Street Sweeping	Sweep Across Texas
Property management	CB Richard Ellis, Inc.
Leasing services	Transwestern Property Company SW GP, LLC

DB2/21679351.10

EXHIBIT D

Form of Tenant Estoppel Certificate

(Attached)

DB2/21679351.10

FORM OF TENANT ESTOPPEL CERTIFICATE

From:

Attn:
(“Tenant”)

To:	Hines Global REIT Properties, L.P.
Its affiliates, subsidiaries, successors and/or assigns
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard
Suite 5000
Houston, Texas 77056-6118
(“Buyer”)

Lease:  Lease dated ___________, between __________________, a _____________ and ___________________, a ___________________ (“Landlord”), covering the Premises (as defined below), as modified, altered or amended (as further described in Paragraph 1 below) (the “Lease”).

Premises:  Suites _____________, consisting of a total of __________________ Rentable Square Feet (as defined in the Lease) (the “Premises”), located in the building commonly known as ___________________________, having an address of ___________________ (the “Building”).

Tenant hereby certifies to Buyer as follows:

1. Tenant is the current Tenant under the Lease, a true, correct and complete copy of which (including all modifications, alterations and amendments thereto) is attached as Annex I hereto.  Except for the documents attached as Annex I hereto, the Lease has not been modified, altered or amended in any respect.  The Lease is in full force and effect and is the only lease, agreement or understanding between Landlord and Tenant affecting the Premises and any rights to parking.

2. The term of the Lease expires on __________________.  Except as set forth in the Lease, Tenant does not have any options or rights to renew, expand, cancel or terminate the Lease, nor to lease any additional space in the Building.  Tenant has not delivered any notice of termination in connection with the Lease.

3. Tenant has accepted and is presently occupying the Premises.

4. Tenant has no option or right of first refusal or offer to purchase the Premises, any other portion of the Building or any interest therein.

5. Tenant’s interest in the Premises and under the Lease has not been assigned or encumbered, and no portion of the Premises have been sublet, except in each case as specified on Annex II attached hereto.

6. The Minimum Rent (as defined in the Lease) for the current lease year is $ __________ per month.  Tenant is responsible to pay, as additional rent, its pro rata share  (___%) of Operating Costs (as defined in the Lease) for the Building in excess of base Operating Costs of $_____ per Rentable Square Foot.  Tenant has fully paid all Minimum Rent, Additional Rent (as defined in the Lease) and other sums due and payable under the Lease on or before the date of this Certificate, and Tenant has not paid any rent more than one month in advance.  Tenant is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Tenant and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Landlord, or both, would constitute such a default.

7. As of the date of this Certificate, to Tenant’s knowledge, Landlord is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Landlord, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Tenant, or both, would constitute such a default.

8. As of the date of this Certificate, to Tenant’s knowledge, Tenant has no defenses, offsets or credits against the payment of rent and other sums due or to become due under the Lease or against the performance of any other of Tenant’s obligations under the Lease.

9. As of the date of this Certificate, Tenant has not paid or delivered to Landlord a security deposit or letter of credit to secure Tenant’s performance under the Lease except for ________________________________.

10. Tenant is not entitled to any rent concession, rent abatement or “free” rent, except as follows: __________________________________________________.

11. To the best of Tenant’s knowledge, there are no unpaid rental, lease or similar commissions payable with respect to the Lease, except as follows: ______________________________.

12. All improvements, alteration, or additions to the Premises required to be made by Landlord have been completed to the satisfaction of Tenant except as follows: _____________________ __________________________.  All contributions required to be made by Landlord for improvements to the Premises, including abatements, allowances or credits or offsets, if any, against rent or other charges due under the Lease, have been paid in full to Tenant except as follows: _________________________.

13. There are no actions, whether voluntary or otherwise, pending or threatened against Tenant (or any guarantor of Tenant’s obligations pursuant to the Lease) under the bankruptcy or insolvency laws of the United States or any state thereof, and there are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings under the U.S. Bankruptcy Code or any other debtor relief laws pending or threatened against Tenant (or any guarantor of Tenant’s obligations pursuant to the Lease).

14. The correct name and mailing address of Tenant for notice purposes under the Lease is as follows:

Attn:

Fax:

15. Tenant acknowledges and agrees that Landlord, Buyer, and its successors and assigns shall be entitled to rely on Tenant’s certifications set forth herein.

16. The person executing this Certificate on behalf of Tenant has been authorized to do so on behalf of Tenant.

EXECUTED on this ________ day of _________, 2010.

“TENANT”

___________________________, a _____________ corporation

By:

Name:

Title:

[Signature of Guarantor follows, if applicable]

DB2/21679351.10

EXHIBIT E

Form of Deed

(Attached)

DB2/21679351.10

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Grantee’s Federal Identification No.:

_____________

THIS SPECIAL WARRANTY DEED is made as of the ___ day of ___________, 2010, by______________________, whose address is 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660, as Grantor, in favor of _______________________________, as Grantee.

WITNESS that Grantor, for good and valuable consideration, receipt of which is acknowledged, grants, bargains, conveys and sells to Grantee all the real property located in _________ County, Texas, more particularly described on an attached Exhibit “A” attached hereto, together with (i) all improvements thereon and fixtures affixed thereto (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining to such real property (said real property, improvements, fixtures, rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances are referred to herein as the “Property” but do not include any items specifically conveyed hereunder without covenant or warranty), subject to standby fees, general real estate taxes and assessments on the Property for 2010 and subsequent years not yet due and payable, all matters of record, all leases affecting the Property, any state of facts which an accurate survey of the Property or an inspection of the Property would show, and all zoning and building laws, ordinances, maps, resolutions and regulations affecting the Property (collectively, the “Permitted Encumbrances”).

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in any way belonging, unto Grantee, Grantee’s successors and assigns forever, and Grantor does hereby bind itself and its successors and assigns to warrant and forever defend all and singular the Property unto Grantee, its successors assigns against every person whomsoever lawfully claiming, or to claim the same, or any part thereof by, through or under Grantor, but not otherwise, subject, however, to the Permitted Encumbrances.

For the same consideration, Grantor hereby GRANTS, SELLS, CONVEYS, ASSIGNS, and DELIVERS to Grantee, without covenant or warranty express or implied, all right, title and interest, if any, of Grantor, as owner of the Property but not as owner of any other property, in and to strips or gores, if any, between the Property and abutting properties (except to the extent, if any, that such strips or gores abut or provide access to other properties owned by Grantor).

BY ACCEPTING THIS DEED (AS EVIDENCED BY THE RECORDING OF THIS DEED IN THE OFFICIAL RECORDS OF _______ COUNTY, _______________), GRANTEE ACKNOWLEDGES AND AGREES THAT GRANTEE IS TAKING THE PROPERTY “AS-IS” AND WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES (EXCEPT FOR GRANTOR’S EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THE PURCHASE AGREEMENT DATED __________, 2010, ENTERED INTO BETWEEN GRANTOR AND GRANTEE, AND THIS DEED ENTERED INTO BETWEEN GRANTOR AND GRANTEE).

IN WITNESS WHEREOF, the undersigned has executed this ________________ Deed as of _________ ___, 2010.

a

DB2/21679351.10

STATE OF                                           )
)ss
COUNTY OF                                                      )

On _______________________, 2010 before me, ____________________________________ personally appeared _____________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and seal.

_______________________________________
Signature

Printed Name:  ___________________________

(SEAL)

DB2/21679351.10

EXHIBIT A

LEGAL DESCRIPTION

[ATTACHED]

DB2/21679351.10

EXHIBIT F

Form of Assignment of Leases,

Contracts and

Bill of Sale

(Attached)

DB2/21679351.10

ASSIGNMENT OF LEASES AND CONTRACTS AND BILL OF SALE

This Assignment of Leases and Contracts and Bill of Sale (this “Assignment”) is executed and delivered as of the ____ day of _________, 2010 (the “Closing Date”) pursuant to that certain Purchase and Sale Agreement and Escrow Instructions (“Agreement”) dated ________, 2010, by and between _____________________________, a _____ ___________________ (“Seller”), and_______________________, a_____________________ (“Purchaser”), covering the real property described in Exhibit A attached hereto (“Property”).

1. Sale of Personalty.  For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Purchaser the following (the “Personal Property”):

(a) Tangible Personalty.  All of Seller’s right, title and interest, if any, in and to all the furniture, fixtures, equipment, and other tangible personal property listed on Exhibit B attached hereto or otherwise located in or on the Property to the extent owned by Seller; and

(b) Intangible Personalty.  All the right, title and interest of Seller, if any, in and to assignable licenses and permits relating to the operation of the Property, assignable guaranties and warranties from any contractor, manufacturer or other person in connection with the construction or operation of the Property, and the right to use the name of the Property (if any), but specifically excluding any right, title or interest of Seller in any trademarks, service marks and trade names of Seller (including, without limitation, the names “Koll”, “Bren”, “K/B”,  “KBS”,  “Schreiber” or any derivative thereof, and any name that includes the word “Koll”, the word “Bren”, the word “K/B”, the word “KBS”, the word “Schreiber” or any derivative thereof) and with reservation by Seller to use such name in connection with other property owned by Seller in the vicinity of the Property.

2. Assignment of Leases and Contracts.  For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Purchaser, and Purchaser hereby accepts the following:

(a) Leases.  All of the Seller’s right, title and interest in and to all tenant leases relating to the Property, including, without limitation, the tenant leases listed in Exhibit C-1 and Exhibit C-2 attached hereto (“Leases”);

(b) Contracts.  Seller’s right, title and interest in and to the contracts described in Exhibit D-1 and Exhibit D-2 attached hereto (the “Contracts”).

3. Assumption.  Purchaser hereby assumes the obligations of Seller under (a) the Leases listed on Exhibit C-1 attached hereto arising from and after the Closing Date, (b) the Leases listed on Exhibit C-2 attached hereto whether arising before or after the Closing Date, (c) the Contracts listed on Exhibit D-1 attached hereto arising from and after the Closing Date, (d) the Contracts listed on Exhibit D-2 attached hereto arising before or after the Closing Date, and (e) that certain leasing agreement dated ______________, entered into by and between Seller and ____________, but only to the extent of any leasing commissions hereafter payable thereunder arising out of the lease of space in the Property by Purchaser after the date of this Assignment, and shall defend, indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Seller by reason of the failure of Purchaser to fulfill, perform, discharge, and observe its obligations with respect to the Leases or the Contracts to the extent Purchaser received a credit at closing with respect to any of such obligations under the Leases and/or Contracts.

4. Agreement Applies.  Except as may otherwise be provided in the Agreement, the Contracts and Leases are being assigned and transferred, and the Personal Property is being transferred, to Purchaser on an “as is,” and “where is” basis, with all faults, and without any representation or warranty, all of which Seller hereby disclaims, all as more particularly set forth in [Section __] of the Agreement, which Section shall be, and hereby is, incorporated herein by reference.

5. Counterparts.  This Assignment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if all parties had signed the same signature page.

6. Attorneys’ Fees.  In any action between the parties to enforce any of the terms or provisions of this Assignment, the prevailing party in the action shall be entitled to recover from the non-prevailing party, in addition to damages, injunctive relief or other relief, and its reasonable costs and expenses, including, without limitation, costs and reasonable attorneys’ fees (including on appeal).

7. Merger.  This Assignment and the Agreement contain the entire understanding between the parties relating to their subject matter.  All prior and contemporaneous agreements and understandings, whether oral or written, are superseded by this Assignment and the Agreement.  This Assignment may only be modified in writing executed by both Purchaser and Seller.  Nothing contained in this Assignment is intended to terminate or affect the validity of any of the representations or warranties contained in the Agreement.

8. Miscellaneous.  This Assignment shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successor-in-interest and assigns.  If any term or provision of this Assignment shall be held invalid or unenforceable, the remainder of this Assignment shall not be affected.  This Assignment shall be construed in accordance with and governed by the laws of the State of _________.  Nothing in this Assignment shall impair, limit or lessen any of the rights of the parties with respect to the provisions of the Agreement which were intended to survive the Closing Date.  Nothing in this Assignment, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their respective successors and assigns, any rights or remedies.

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the date written above.

SELLER:

a

PURCHASER:

a

DB2/21679351.10

EXHIBIT A

DESCRIPTION OF PROPERTY

[ATTACHED]

DB2/21679351.10

EXHIBIT B

DESCRIPTION OF TANGIBLE PROPERTY

[ATTACHED]

DB2/21679351.10

EXHIBIT C-1

LIST OF LEASES UNDER WHICH PURCHASER ASSUMES

OBLIGATIONS AFTER THE CLOSING DATE

[ATTACHED]

DB2/21679351.10

EXHIBIT C-2

LIST OF LEASES UNDER WHICH PURCHASER ASSUMES

OBLIGATIONS BEFORE AND AFTER THE CLOSING DATE

[ATTACHED]

DB2/21679351.10

EXHIBIT D-1

LIST OF CONTRACTS UNDER WHICH PURCHASER ASSUMES

OBLIGATIONS AFTER THE CLOSING DATE

[ATTACHED]

DB2/21679351.10

EXHIBIT D-2

LIST OF CONTRACTS UNDER WHICH PURCHASER ASSUMES

OBLIGATIONS BEFORE AND AFTER THE CLOSING DATE

[ATTACHED]

DB2/21679351.10

EXHIBIT G

Form of FIRPTA Affidavit

(Attached)

DB2/21679351.10

FIRPTA CERTIFICATE

__________________ (“Member”) is the sole owner of ________________ (“Seller”).  Seller, a disregarded entity for U.S. tax purposes, is the transferor of certain real property more particularly described on Exhibit A attached hereto (the “Property”).

Section 1445 of the Internal Revenue Code of 1986 (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform the transferee that withholding of tax will not be required in connection with the disposition of the Property pursuant to that certain Purchase and Sale Agreement and Escrow Instructions dated as of ______________, 2010, by and between ___________________, a __________ (“Purchaser”) and Seller, the undersigned certifies the following on behalf of Member:

1.           Member is not a foreign corporation, foreign Company, foreign trust or foreign estate, as those terms are defined in the Code and the regulations promulgated thereunder;

2.           Member is not a disregarded entity as defined in §1.1445-2(b)(2)(iii),

3.           Member’s U.S. employer identification number is __________, and

4.           Member’s address is:  620 Newport Center Drive, Suite 1300, Newport Beach, California 92660.

It is understood that this certificate may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined the foregoing certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Member.

Date:  ________________, 2010

________________________________

DB2/21679351.10

Exhibit A

Legal Description

(Attached)]

DB2/21679351.10

EXHIBIT H

Form of Tenant Notice

(Attached)

DB2/21679351.10

NOTICE TO TENANTS

[Date]

[Project Name]

[Address]

[City/State/ZIP]

Dear Tenant:

Notice is hereby given to the tenants of ______________________ (the “Property”) that ________________________________________, a ________________________________ (“Seller”), the current owner of the Property, has sold the Property to _______________________, a _____________________________ (“Purchaser”) effective (date of takeover).  Purchaser has assumed all of the obligations of landlord under your lease, including any obligations with respect to your security deposit, if any, which has been transferred to Purchaser.

Sincerely,

“Seller”

a

“Purchaser”

a

DB2/21679351.10

EXHIBIT I

Loan Documents

1.	Loan Agreement dated November 14, 2006, between KBS Southpark Commerce Center II, LLC and Greenwich Capital Financial Products, Inc.

2.	Promissory Note dated November 14, 2006, made by KBS Southpark Commerce Center II, LLC in favor of Greenwich Capital Financial Products, Inc.

3.	Deposit Account Agreement dated November 14, 2006, among Wachovia Bank, National Association, KBS Southpark Commerce Center II, LLC and Greenwich Capital Financial Products, Inc.

4.
Deposit Account Control Agreement (with Future Notification) dated November 14, 2006, by and among Wachovia Bank, National Association, KBS Southpark Commerce Center II, LLC and Greenwich Capital Financial Products, Inc.

5.
Deed of Trust, Assignment of Leases and Rents and Security Agreement and Fixture Filing dated November 14, 2006, by KBS Southpark Commerce Center II, LLC for the benefit of Greenwich Capital Financial Products, Inc.

6.	Assignment of Leases and Rents dated November 14, 2006, by KBS Southpark Commerce Center II, LLC for the benefit of Greenwich Capital Financial Products, Inc.

7.	Assignment of Agreements, Licenses, Permits and Contracts dated November 14, 2006, made by KBS Southpark Commerce Center II, LLC for the benefit of Greenwich Capital Financial Products, Inc.

8.	Consent and Subordination of Manager dated November 14, 2006

9.	Undertaking and Indemnity Agreement dated November 21, 2006, by KBS Southpark Commerce Center II, LLC in favor of Greenwich Capital Financial Products, Inc.

10.	Notice of Final Agreement dated November 14, 2006, between KBS Southpark Commerce Center II, LLC and Greenwich Capital Financial Products, Inc.

11.	UCC-1 dated November 14, 2006 (Delaware)

Secured Party: Greenwich Capital Financial Products, Inc.

Debtor: KBS Southpark Commerce Center II, LLC

12.	UCC-1 dated November 14, 2006 (Texas)

Secured Party: Greenwich Capital Financial Products, Inc.

Debtor: KBS Southpark Commerce Center II, LLC

DB2/21679351.10

EXHIBIT J

Form of Assignment and Assumption Agreement

(Attached)

DB2/21679351.10

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

This Assignment and Assumption of Purchase Agreement (“Assignment”) is entered into between ________________ (“Assignor”), and ________________ (“Assignee”), as of _________ __, 2010 (“Effective Date”).

RECITALS

A.           Pursuant to the terms of that certain Purchase and Sale Agreement and Escrow Instructions dated _______, 2010, by and between _____________ (“Seller”), as seller, and Assignor, as buyer, as amended (the “Purchase Agreement”), Assignor agreed to acquire the Property (as such term is defined in the Purchase Agreement) commonly referred to as ______________.

B.           Assignor desires to assign, without recourse, representation or warranty, all of its rights, benefits, liabilities and obligations arising under the Purchase Agreement (and related documents) to Assignee, and Assignee desires to assume all of said rights, benefits, liabilities and obligations subject to the terms of this Assignment.

NOW, THEREFORE, in consideration of the foregoing promises, the mutual undertakings of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

1.           Recitals.  The above recitals are incorporated herein by reference.

2.           Assignment and Assumption.  Assignor hereby transfers, assigns and conveys to Assignee, without recourse, representation or warranty, express or implied, all of Assignor’s rights, interests, liabilities and obligations in, to and under the Purchase Agreement (and related documents).  Assignee hereby assumes all such rights, interests, liabilities and obligations, and joins in all representations, warranties, releases, and indemnities, of Assignor under the Purchase Agreement (and related documents).  Assignor agrees it shall not be released from its obligations under the Purchase Agreement as a result of this Assignment, and Assignee agrees that its acquisition of the Property pursuant to the Purchase Agreement shall be subject to all terms and conditions thereof, including without limitation all release and as-is provisions of the Purchase Agreement.  Notwithstanding the foregoing, (a) Seller shall have the right to deal exclusively with Assignee with respect to all matters pertaining to and/or arising out of the Purchase Agreement, (b) Assignor’s approval or consent shall not required in connection with any amendment or modification to the Purchase Agreement hereafter entered into by and between Seller and Assignee, and (c) any and all amendments to the Purchase Agreement hereafter entered into by and between Seller and Assignee shall be binding on Assignor.

3.           Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of the parties’ successors and assigns.

4.           Counterparts.  This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  Each counterpart may be delivered by facsimile transmission.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.

Executed as of the date set forth above.

DB2/21679351.10

ASSIGNOR:

_______________

By:           _____________________________
Its:           _____________________________

ASSIGNEE:

_______________

By:           _____________________________
Its:           _____________________________

DB2/21679351.10

SCHEDULE 1

Description of New and Pending Lease Transactions – Buyer’s Responsibility

Suite #	Tenant Name	Status	Estimated Lease Date	Square Footage	Term	Starting Rental Rate	Tenant Improvements	Leasing Commissions	Months Free Rent	Other Concessions
410	Medline Industries, Inc.	Amendment Out for Signature	11/1/10	33,652	12 months	$0.46 psf NNN/mo.	$0	6%	0	N/A
418	Workplace Resource, LLC	Proposal Issued	3/1/11	25,938	36 months or 60 months	$0.40 psf NNN/mo. – 3 year quote $0.38 psf NNN/mo. – 5 year quote	$0	3%	0	N/A

DB2/21679351.10

SCHEDULE 2

Due Diligence List

Lease / Subleases

Title / Survey

Base Building plans and specs / Construction Documents

Tenant plans and specs

Services Contracts for current Vendors

Fire Protection System – maintenance

Insurance Certificates

Preventative maintenance records

Sprinkler system

Flow tests

Phase I – ESA

Recent Utility Bills

Accounting Records:

A/R, Budgets, Rent Roll, Tax Appeals

Debt documentation

List of existing / outstanding security deposits, tenant incentives

Floor Plans

DB2/21679351.10

SCHEDULE 3

Tenant Deposits

Suite #	Tenant Name	Deposit Amount	Deposit Date

100	Esoterix	$ 25,600.00	1/24/2007
105 & 109	Bergelectric	$ 9,105.48	10/30/2007
110	Kintetsu	$ 19,000.00	1/24/2007
200	Zarlink	$ 83,998.17	1/24/2007
300/305/307/310	AT&T fka Wayport	$0
402	Travis Assoc.for the Blind	$ 31,000.00	1/24/2007
410	Medline	$ 20,200.00	1/24/2007
418	Workplace Resources fka Herman Miller	$0

	Total	$ 188,903.65

DB2/21679351.10

SCHEDULE 4

Owner Deposits

None.

DB2/21679351.10

SCHEDULE 5

Disclosures

None.

DB2/21679351.10